                                                               EXHIBIT 10.2



                           REVOLVING CREDIT AGREEMENT




                                  MANPOWER INC.



                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF



                         CREDIT LYONNAIS CHICAGO BRANCH
                       THE FIRST NATIONAL BANK OF CHICAGO
                               FLEET NATIONAL BANK
                              AND MELLON BANK, N.A.
                                  AS CO-AGENTS

                         CREDIT LYONNAIS NEW YORK BRANCH
                                 AS ISSUING BANK
                         CREDIT LYONNAIS CHICAGO BRANCH
                              AS ISSUING BANK AGENT

                           CITIBANK INTERNATIONAL PLC
                                  AS EURO-AGENT


                                       AND


                                 CITIBANK, N.A.
                                    AS AGENT


                                   ARRANGED BY
                            CITICORP SECURITIES, INC.


                                NOVEMBER 25, 1997

                                TABLE OF CONTENTS

ARTICLE I

         DEFINITIONS AND ACCOUNTING TERMS..................................2

         SECTION 1.01.  Certain Defined Terms..............................2
         SECTION 1.02.  Computation of Time Periods.......................17
         SECTION 1.03.  Accounting Terms and Change in Accounting
                        Principles........................................17
         SECTION 1.04.  Currency Equivalents Generally....................17

ARTICLE II

         AMOUNTS AND TERMS OF THE ADVANCES................................17

         SECTION 2.01.  The A Advances....................................17
         SECTION 2.02.  Making the A Advances.............................18
         SECTION 2.03.  The B Advances....................................24
         SECTION 2.04.  Reduction of the Commitments......................27
         SECTION 2.05.  Repayment of A Advances...........................27
         SECTION 2.06.  Interest on A Advances............................28
         SECTION 2.07.  Additional Interest on Eurocurrency
                        Advances..........................................29
         SECTION 2.08.  Interest Rate Determination.......................30
         SECTION 2.09.  Prepayments.......................................30
         SECTION 2.10.  Illegality........................................31
         SECTION 2.11.  Currency Equivalents..............................32
         SECTION 2.12.  Evidence of A Advances............................32

ARTICLE III

         THE LETTER OF CREDIT FACILITY....................................33

         SECTION 3.01.  Obligation to Issue...............................33
         SECTION 3.02.  Issuance of Facility Letters of Credit............33
         SECTION 3.03.  Extension and Renewal of Facility Letters of
                        Credit............................................35
         SECTION 3.04.  Amendment of Facility Letters of Credit...........36
         SECTION 3.05.  Reimbursement Obligations; Duties of an
                        Issuing Bank......................................36
         SECTION 3.06.  Participations....................................37
         SECTION 3.07.  Obligations Absolute..............................39
         SECTION 3.08.  Compensation for Facility Letters of
                        Credit............................................41
         SECTION 3.09.  Issuing Bank Reporting Requirements...............42
         SECTION 3.10.  Indemnification; Nature of the Issuing
                        Bank's Duties.....................................42
         SECTION 3.11.  Reduction of the L/C Facility
                        Commitments.......................................44
         SECTION 3.12.  Substitution of Certain Banks.....................44
         SECTION 3.13.  Designation of Additional Issuing Banks...........44

ARTICLE IV

         GENERAL TERMS....................................................46

         SECTION 4.01.  Fees..............................................46
         SECTION 4.02.  Payments and Computations.........................47
         SECTION 4.03.  Increased Costs and Reduced Return................48
         SECTION 4.04.  Sharing of Payments, Etc..........................49
         SECTION 4.05.  Taxes; Bank Certifications........................50
         SECTION 4.06.  Increases in the Facility. .......................53

ARTICLE V

         CONDITIONS OF LENDING............................................54

         SECTION 5.01.  Conditions Precedent to Initial Advances and
                        Initial Facility Letter of Credit.................54
         SECTION 5.02.  Conditions Precedent to Each A Borrowing..........55
         SECTION 5.03.  Conditions Precedent to the Issuance,
                        Increase or Extension of Facility Letters
                        of Credit.........................................56
         SECTION 5.04.  Conditions Precedent to Each B Borrowing..........56

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES...................................57

         SECTION 6.01.  Representation and Warranties of the Borrower.....57

ARTICLE VII

         COVENANTS OF THE BORROWER........................................61

         SECTION 7.01.  Affirmative Covenants.............................61
         SECTION 7.02.  Negative Covenants................................65

ARTICLE VIII

         EVENTS OF DEFAULT................................................72

         SECTION 8.01.  Events of Default.................................72
         SECTION 8.02.  The Cash Collateral Account.......................75

ARTICLE IX

         THE AGENT AND THE EURO-AGENT.....................................77

         SECTION 9.01.  Authorization and Action..........................77
         SECTION 9.02.  Agent's and Euro-Agent's Reliance, Etc............78
         SECTION 9.03.  Citibank and Affiliates...........................78
         SECTION 9.04.  Bank Credit Decision..............................78
         SECTION 9.05.  Indemnification...................................79
         SECTION 9.06.  Successor Agent...................................79

         SECTION 9.07.   Designation of Collateral Agents.................80
         SECTION 9.08.   Issuing Bank Agent...............................81
         SECTION 9.09.   Borrower's Reliance..............................81

ARTICLE X

         MISCELLANEOUS....................................................82

         SECTION 10.01.  Amendments, Etc..................................82
         SECTION 10.02.  Extensions of the Commitments....................83
         SECTION 10.03.  Notices, Etc.....................................83
         SECTION 10.04.  No Waiver; Remedies..............................85
         SECTION 10.05.  Costs, Expenses and Taxes........................85
         SECTION 10.06.  Right of Set-off.................................86
         SECTION 10.07.  Binding Effect...................................86
         SECTION 10.08.  Assignments and Participations...................87
         SECTION 10.09.  Designated Bidders...............................90
         SECTION 10.10.  Governing Law....................................91
         SECTION 10.11.  Execution in Counterparts........................92
         SECTION 10.12.  Indemnification..................................92
         SECTION 10.13.  Currency.........................................92
         SECTION 10.14.  WAIVER OF JURY TRIAL.............................93

                         LIST OF SCHEDULES AND EXHIBITS


Schedule I                          Lending Offices

Schedule II                         ERISA Plans

Schedule III                        Information Relating to certain Indemnity
                                    Obligations


Exhibit A-1                         Form of A Note

Exhibit A-2                         Form of B Note

Exhibit B-1                         Form of Notice of A Borrowing

Exhibit B-2                         Form of Notice of B Borrowing

Exhibit C-1                         Form of Letter of Credit Issuance Request

Exhibit C-2                         Form of Letter of Credit Extension Request

Exhibit C-3                         Form of Letter of Credit Amendment Request

Exhibit D                           Form of Extension Request

Exhibit E                           Assignment and Acceptance

Exhibit F                           Form of Opinion of General Counsel of and
                                    the Borrower

Exhibit G                           Form of Opinion of Special Counsel for the
                                    Borrower: Godfrey & Kahn

Exhibit H                           Form of Opinion of Counsel for the Agent:
                                    Sidley & Austin

Exhibit I                           Form of Notice of Conversion

Exhibit J                           Form of Facility Increase Notice

Exhibit K                           Form of Commitment and Acceptance

Exhibit L                           Form of Designation Agreement

                           REVOLVING CREDIT AGREEMENT

                          Dated as of November 25, 1997



                  REVOLVING CREDIT AGREEMENT dated as of November 25, 1997 by and among:

                  (1)      MANPOWER INC., a Wisconsin corporation (the
                           "Borrower"),

                  (2)      the banks listed on the signature pages hereof,

                  (3) CREDIT LYONNAIS CHICAGO BRANCH, THE FIRST NATIONAL BANK OF CHICAGO, FLEET NATIONAL BANK and MELLON BANK, N.A. as co-agents for the Banks hereunder (the "Co-Agents"),

                  (4) CREDIT LYONNAIS NEW YORK BRANCH the initial issuing bank in respect of "Facility Letters of Credit" issued hereunder (the initial "Issuing Bank") and CREDIT LYONNAIS CHICAGO BRANCH as agent for such Issuing Bank hereunder (such "Issuing Bank Agent"),

                  (5) CITIBANK, N.A. ("Citibank") as agent (the "Agent") for the Banks and the Issuing Banks hereunder, and

                  (6) CITIBANK INTERNATIONAL PLC as agent for the Banks in connection with certain of the Eurocurrency Advances (the "Euro-Agent").


                              PRELIMINARY STATEMENT

                  The Borrower, certain of the Banks, certain of the Co- Agents, the initial Issuing Bank and the related Issuing Bank Agent, and the Agent are parties to a Revolving Credit Agreement dated as of April 1, 1996. The Borrower has requested that such Revolving Credit Agreement be terminated and superseded by this Agreement, as contemplated in Section 10.07(b) below. The credit facilities contemplated in this Agreement have been arranged by Citicorp Securities, Inc.

                  The parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Advance" means an advance by a Bank to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurocurrency Advance, each of which shall be a "Type" of A Advance.

                  "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type (as such Type may be Converted from time to time pursuant to Section 2.02(g)) and in the same currency made by each of the Banks pursuant to Section 2.01.

                  "A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the A Advances made by such Bank.

                  "Advance" means an A Advance or a B Advance.

                  "Aggregate L/C Facility Commitment" has the meaning specified in Section 3.01.

                  "Agreement" means this Revolving Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

                  "Alternative Currency" means, at any time, any of the following: (i) Pounds Sterling or, if different, the then lawful currency of the United Kingdom, (ii) Francs or, if different, the then lawful currency of the Republic of France, (iii) Deutschmarks or, if different, the then lawful currency of the Federal Republic of Germany,
         (iv) Yen or, if different, the then lawful currency of Japan and (v) from and after becoming generally available in the international currency and exchange markets, the Euro or, if different, the then lawful currency of the European Community (or such members thereof as shall have agreed to accept a common currency as legal tender).

                  "Applicable Lending Office" means, with respect to each Bank,
         (i) in the case of a Base Rate Advance, such Bank's Domestic Lending Office, (ii) in the case of a Eurocurrency Advance, such Bank's Eurocurrency Lending

         Office, and (iii) in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin" has the meaning specified in
         Section 2.06(c).

                  "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit E hereto pursuant to which a Bank assigns all or a portion of such Bank's rights and obligations under this Agreement in accordance with the terms of Section 10.08.

                  "B Advance" means an advance by a Bank to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

                  "B Borrowing" means a borrowing consisting of simul taneous B Advances from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

                  "B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Bank resulting from a B Advance made by such Bank.

                  "B Reduction" has the meaning specified in Section 2.01.

                  "Bank" means at any time (i) each of the banks listed on the signature pages hereof, after giving effect to the introduction of any new Bank in accordance with Section 4.06 and any assignment made in accordance with Section 10.08 on or prior to such date and (ii) except when used in reference to an A Advance, an A Borrowing, an A Note, a Commitment, a Facility Letter of Credit, an L/C Facility Commitment, a Reimbursement Obligation or a related term, a Designated Bidder.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) 1/2 of one percent per annum above the latest
                  three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; and

                           (c) one-half of one percent per annum above the
                  Federal Funds Rate.

                  "Base Rate Advance" means an A Advance denominated in Dollars which bears interest as provided in Section 2.06(a).

                  "Benefit Plan" means a defined benefit plan as defined in
         Section 3(35) of ERISA (other than a Multi employer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Sec tion 3(5) of ERISA.

                  "Borrowing" means an A Borrowing or a B Borrowing.

                  "Business Day" means a day of the year (i) on which banks are not required or authorized to close in New York City, and (ii) if the applicable Business Day relates to any Eurocurrency Advance, on which dealings are carried on in the London (and, if the Alternative Currency is Yen, the Tokyo) interbank markets.

                  "Cash Collateral Account" has the meaning specified in
         Section 8.02(a).

                  "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

                  "Code" means the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

                  "Collateral Securities" has the meaning specified in
         Section 8.02(b).

                  "Commitment" has the meaning specified in Section
         2.01.

                  "Commitment and Acceptance" means a commitment and acceptance in substantially the form of Exhibit K hereto pursuant to which a Person becomes a Bank party hereto in accordance with the terms of
         Section 4.06.

                  "Consolidated" refers, with respect to any Person, to the consolidation of the accounts of such Person and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 6.01(e).

                  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Earnings after taxes of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, plus (ii) the sum of the following amounts for such period, in each case to the extent the same shall have been deducted in the calculation of such Consolidated Net Earnings after taxes for such period: (A) Consolidated Interest Expense, (B) Federal, state, local and foreign income taxes, (C) amortization of goodwill, (D) depreciation, and (E) any non-cash restructuring charge reported by the Borrower in respect of, or otherwise allocated to, such period, minus (iii) any extraordinary, or unusual and non-recurring gains (or plus any extraordinary, or unusual and non-recurring, losses) calculated pursuant to GAAP for such period.

                  "Consolidated Interest Expense" means, for any period, total interest expense, whether paid or accrued (including the interest component of Capitalized Leases), of the Borrower and its Consolidated Subsidiaries on a Consolidated basis, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under any agreements providing interest rate protection, but excluding however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, all as determined in conformity with GAAP.

                  "Consolidated Net Earnings" means, for any period, all amounts which would be included under net earnings (or losses) on a consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

                  "Consolidated Subsidiary" means, at any date with respect to any Person, any Subsidiary thereof the accounts of which would be consolidated with those of such Person in its consolidated financial statements at such date in accordance with GAAP.

                  "Consolidated Tangible Assets" means, with respect to any Person at any time of determination, total assets of such Person and its Consolidated Subsidiaries as set forth on the balance sheets most recently delivered to the Banks pursuant to Section 7.01(b), excluding all Intangible Assets of such Person and its Consolidated Subsidiaries.

                  "Consolidated Tangible Net Worth" means, at any date, the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries, after deducting treasury stock, which would appear as such on a consolidated balance sheet as of such date of the Borrower and its Consolidated Subsidiaries; excluding, however, to the extent otherwise included, (i) all Intangible Assets of the Borrower and its Consolidated Subsidiaries and (ii) the foreign currency translation adjustment component of shareholder's equity.

                  "Convert", "Conversion" and "Converted" each refers to (i) a Conversion of A Advances of one Type comprising part of the same A Borrowing into A Advances of another Type or (ii) a continuation of A Advances of one Type comprising part of the same A Borrowing as the same Type of A Advances for an additional Interest Period, in each case pursuant to Section 2.02(g).

                  "Debt" means, with respect to any Person (but without duplication of any item), (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than noninterest-bearing trade payables arising in the ordinary course of business), (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) the undrawn face amount of any letter of credit issued for the account of such Person, (vi) obligations of such Person in respect of any drawing made under any letter of credit and (vii) any Guarantee by such Person, including, without limitation, any guaranty or similar obligation of such Person in respect of the obligations of its franchisees.

                  "Debt-to-Capitalization Ratio" means, as of any date, the ratio of (i) all Debt of the Borrower and its Consolidated
         Subsidiaries on a consolidated basis on
         such date, excluding Debt constituting any Guarantee issued by the Borrower or any of its Subsidiaries unless the primary obligor on the underlying Debt is a franchisee of the Borrower or any of its Subsidiaries (after giving effect to such exclusion, the "Adjusted Debt"), to (ii) the sum on such date of Adjusted Debt plus Consolidated Tangible Net Worth.

                  "Designated Bidder" means any Person (i) that shall have become a party hereto pursuant to Section 10.09 and (ii) which is not otherwise a Bank hereunder.

                  "Designation Agreement" means a designation agreement entered into by a Bank (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit L hereto.

                  "Dollars" and the sign "$" each means lawful money of the United States.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Effective Date" means the later to occur of (i) December 2, 1997, and (ii) the date this Agreement shall become effective in accordance with the terms of Section 10.07(a).

                  "Eligible Assignee" means any proposed assignee that is either
         (i) a Bank or any affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, any State thereof or the District of Columbia, and having a combined capital and surplus of at least $250,000,000; or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 or the local currency equivalent thereof, provided that such bank is acting through a branch or agency located in the United States; provided, in each case, that such proposed assignee has, as of the date of the proposed assignment, the Requisite Bank Credit Rating or is otherwise acceptable to the Issuing Bank Agents.

                  "Eligible Securities" has the meaning specified in
         Section 8.02(b).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower or any of its Subsidiaries, (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue
         Code) with the Borrower or any of its Subsidiaries, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower or any of its Subsidiaries, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

                  "Eurocurrency Advance" means an A Advance denominated in Dollars or in an Alternative Currency which bears interest as provided in Section 2.06(b).

                  "Eurocurrency Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent. A Bank may specify different offices for its Eurocurrency Advances denominated in Dollars and its Eurocurrency Advances denominated in Alternative Currencies, respectively, and the term "Eurocurrency Lending Office" shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means, for the Interest Period for each Eurocurrency Advance comprising part of the same A Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Alternative Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Advance comprising part of such A Borrowing and for a period equal to such Interest Period. The Eurocurrency Rate for the Interest Period for each Eurocurrency Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurocurrency Rate Reserve Percentage" of any Bank for the Interest Period for any Eurocurrency Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in
         Section 8.01.

                  "Extension Request" has the meaning specified in
         Section 10.02.

                  "Facility Fee" has the meaning specified in Section
         4.01.

                  "Facility Letter of Credit" shall mean (i) in accordance with
         Section 10.07(b), each "Facility Letter of Credit" issued by the "Issuing Bank" under the 1996 Credit Agreement and (ii) any letter of credit issued by an Issuing Bank for the account of the Borrower pursuant to Article III hereof.

                  "Facility Letter of Credit Obligations" shall mean, at any time, the sum of (i) the aggregate Reimbursement Obligations then outstanding, plus (ii) the aggregate maximum amount available for drawing under the Facility Letters of Credit then outstanding.

                  "Facility Quarter" means each consecutive three month period beginning on January 1, April 1, July 1 and October 1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, Accounting Principles Board and the American Institute of Certified Public Accountants or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the financial statements referred to in Section 6.01(e).

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person or otherwise in any manner assuring the holder of any Debt of any other Person against loss (whether by agreement to keep-well, to purchase assets, goods or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Intangible Assets" means, with respect to any Person at any time of determination, (i) goodwill, organizational expenses, research and development expenses, trademarks, tradenames, copyrights, patents, patent applications, licen ses and rights in any thereof, (ii) all reserves carried and not deducted from assets, (iii) treasury stock,
         (iv) securities which are not readily marketable, (v) cash held in a sinking or other analogous fund for the purpose of redemption, retirement or prepayment of capital stock or indebtedness, (vi) any write-up in the book value of any asset resulting from a reevaluation thereof subsequent to December 31, 1996, and (vii) any items not included in items (i)-(vi) above which are treated as intangibles in accordance with GAAP

                  "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

                  "Interest Period" means, for each A Advance comprising part of the same A Borrowing, the period commencing on the date of such A Advance and ending on the last day of the period selected by the Borrower in a Notice of A Borrowing submitted in accordance with the terms of Section 2.02. The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance, up to 180 days, and (b) in the case of a Eurocurrency Advance, subject to Section 2.11(b), one, two, three or six months or, with the consent of the Agent, 9 or 12 months, in each case as the Borrower may select; provided, however, that: (i) the Borrower may not select any Interest Period which ends after the Revolving Credit Termination Date, (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing and denominated in the same currency shall be of the same duration; and (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, in the case of any Eurocurrency Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. If, in accordance with Section 2.10 or otherwise, any A Borrowing shall include both Eurocurrency Advances and Base Rate Advances, each such Base Rate Advance shall be assigned an Interest Period that is coextensive with the Interest Period then assigned to such Eurocurrency Advances.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and any successor statute.

                  "Issuing Bank" means Credit Lyonnais New York Branch and any other Bank that shall have been designated an "Issuing Bank" for purposes of this Agreement in accordance with Section 3.13.

                  "Issuing Bank Agent" means, (i) in the case of Credit Lyonnais New York Branch as an Issuing Bank, Credit Lyonnais Chicago Branch, and
         (ii) in the case of any other Issuing Bank, the "Issuing Bank Agent" designated by such Issuing Bank for purposes of this Agreement in accordance with
         Section 3.13.

                  "L/C Extension Date" shall have the meaning ascribed to such term in Section 3.03(a).

                  "L/C Facility" shall mean the financial accommodations contemplated in Article III of this Agreement.

                  "L/C Facility Commitments" has the meaning specified in Section 3.06.

                  "L/C Facility Fee" shall have the meaning ascribed to such term in Section 3.08.

                  "L/C Facility Termination Date" means November 25, 2002 or the earlier date of termination in whole of the L/C Facility Commitments pursuant to Section 3.11, or such later date as shall be determined under Section 10.02; provided in each case that if such day shall not be a Business Day, the L/C Facility Termination Date shall occur on the immediately preceding Business Day.

                  "L/C Issue" has the meaning specified in Section 5.03.

                  "L/C Pro Rata Share" means with respect to any Bank at any time, the percentage that such Bank's L/C Facility Commitment represents of the Aggregate L/C Facility Commitment at such time.

                  "Letter of Credit Amendment Request" has the meaning specified in Section 3.04.

                  "Letter of Credit Extension Request" has the meaning specified in Section 3.03.

                  "Letter of Credit Issuance Request" has the meaning specified in Section 3.02.

                  "Level" means, at any time, "Level 1", "Level 2", "Level 3", "Level 4" or "Level 5" as determined in accordance with the following conditions at such time:

                           (i) "Level 1" shall exist at such time if the
                  Manpower Credit Rating shall be either A- or better from S&P or A3 or better from Moody's;

                           (ii) "Level 2" shall exist at such time if (A) Level
                  1 shall not then exist and (B) the Manpower Credit Rating shall be either BBB or better from S&P or Baa2 or better from Moody's;

                           (iii) "Level 3" shall exist at such time if (A)
                  neither Level 1 nor Level 2 shall then exist and (B) the Manpower Credit Rating shall be either BBB- from S&P or Baa3 from Moody's;

                           (iv) "Level 4" shall exist at such time if (A)
                  neither Level 1, Level 2 nor Level 3 shall then exist and (B) the Manpower Credit Rating shall be either BB+ from S&P or Ba1 from Moody's; and

                           (v) "Level 5" shall exist at such time if none of
                  Level 1, Level 2, Level 3 or Level 4 shall then exist;

         provided that if the Manpower Credit Rating issued by S&P shall at any time be more than one ratings category removed from the equivalent ratings category of the Manpower Credit Rating issued by Moody's at such time, the Level then in effect shall be determined on the basis of an imputed ratings category for both S&P and Moody's that is one ratings category above the lower of the two actual Manpower Credit Ratings then in effect. Solely for purposes of illustration, if the Manpower Credit Ratings issued by S&P and Moody's shall at any time be A- and Baa2, respectively, the imputed ratings category shall be BBB+ and Baa1, respectively, and the Level shall be Level 2.

                  "Majority Banks" means at any time Banks then holding at least 66-2/3% of the outstanding A Advances; provided that (i) if no A Advances are then outstanding, "Majority Banks" shall mean Banks holding at least 66-2/3% of the Commitments at such time; (ii) if the Commitments shall have been terminated and the A Advances shall have been repaid in full, "Majority Banks" shall mean Banks holding at least 66-2/3% of the aggregate L/C Pro Rata Shares at such time; and (iii) if the Commitments shall have been terminated, the A Notes shall have been repaid in full and no Facility Letters of Credit shall then be outstanding, "Majority Banks" shall mean Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the B Notes.

                  "Manpower Credit Rating" means, as of any date with respect to any rating agency, the credit rating, if any, publicly announced by such rating agency and then in effect in respect of the senior, unsecured, non-credit enhanced long-term debt of the Borrower. If at any time, and during the period that, a credit rating shall cease to be publicly announced by S&P or Moody's, the "shadow" credit rating, if any, issued by such rating agency in respect of the senior, unsecured, non-credit-enhanced debt of the Borrower may be used as the Manpower Credit Rating for such rating agency at any time following demonstration by the Borrower to the satisfaction of the Agent as to the existence of such shadow credit rating.

                  "Margin Stock" has the meaning specified in Regulation U issued by the Board of Governors of Federal Reserve System.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "1996 Bank" means a Bank hereunder that shall have been party to the 1996 Credit Agreement.

                  "1996 Credit Agreement" means that certain Revolving Credit Agreement dated as of April 1, 1996 among (i) the Borrower, (ii) certain banks parties thereto, (iii) Credit Lyonnais Chicago Branch, The First National Bank of Chicago and Mellon Bank, N.A., as co-agents,
         (iv) Credit Lyonnais New York Branch, as "Issuing Bank" and Credit Lyonnais Chicago Branch, as "Issuing Bank Agent", (v) Citibank International PLC, as "Euro-Agent" and (vi) Citibank, N.A., as "Agent," as amended.

                  "Note" means either an A Note or a B Note, and "Notes" means the A Notes and the B Notes, collectively.

                  "Notice of A Borrowing" has the meaning specified in
         Section 2.02(a).

                  "Notice of B Borrowing" has the meaning specified in
         Section 2.03(a)(i).

                  "Payment Office" means (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, and (ii) for any Alternative Currency, the office of Citibank International plc, located on the date hereof at 335 Strand, London WC2R ILS England, or in either case such other office of the Agent or the Euro-Agent as shall be from time to time selected by it by written notice to the Borrower and the Banks.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PBGC" means the Pension Benefit Guaranty
         Corporation or any successor thereto.

                  "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Pro Rata Share" means with respect to any Bank at any time, the percentage that such Bank's Commitment represents of the aggregate Commitments of all Banks at such time.

                  "Reference Banks" means Citibank, Credit Lyonnais New York Branch (or, in the case of any Eurocurrency Rate to be determined in an Alternative Currency, Credit Lyonnais United Kingdom) and The First National Bank of Chicago.

                  "Register" has the meaning specified in Section 10.08.

                  "Reimbursement Obligations" shall mean, at any time, the then unpaid reimbursement or repayment obligations of the Borrower to the Issuing Banks with respect to drawings made under the Facility Letters of Credit.

                  "Replacement Bank" means, for purposes of either Section 3.12 or Section 4.05, a financial institution proposed by an Issuing Bank Agent or the Borrower, as applicable, to replace an existing Bank for the reasons set forth in such sections.

                  "Requested L/C Amount" shall mean, (i) with respect to any Facility Letter of Credit requested by the Borrower pursuant to a Letter of Credit Issuance Request but not yet issued by an Issuing Bank, the face amount of such Facility Letter of Credit, and (ii) with respect to any Facility Letter of Credit for which the Borrower has requested an amendment to increase the face amount thereof pursuant to a Letter of Credit Amendment Request, but which has not yet been so amended by the applicable Issuing Bank, the amount of such increase of the face amount of such Facility Letter of Credit.

                  "Requisite Bank Credit Rating" shall mean a credit rating issued by S&P, Moody's or any other nationally recognized rating agency of not less than the minimum such rating issued by such agency to signify that the applicable indebtedness or obligation of the rated entity is "investment grade." In the case of any actual or proposed Bank, the applicable "rated entity" for this purpose shall be such Bank or, if such Bank shall not then be rated, the bank holding company owning all or substantially all of the capital stock of such Bank.

                  "Revolving Credit Facility" shall mean the financial accommodations contemplated in Article II of this Agreement.

                  "Revolving Credit Termination Date" means November 25, 2002 or the earlier date of termination in whole of the Commitments pursuant to
         Section 2.04, or such later date as shall be determined under Section 10.02; provided in each case that if such day shall not be a Business Day, the Revolving Credit Termination Date shall occur on the immediately preceding Business Day.

                  "S&P" means Standard & Poor's Ratings Group.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity in which such Person owns directly or indirectly 50% or more of the combined ordinary voting power of all classes of stock or interests of such entity having ordinary voting power.

                  "Termination Event" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Borrower or any of its ERISA Affiliates under Section 4064 of ERISA upon the termination of a Plan, or (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties with a written notice of intent to terminate a Benefit Plan in a distressed termination described in Section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Type", in respect of any A Advance, has the meaning assigned thereto in the definition herein of "A Advance".

                  "Unused L/C Facility" shall mean at any time the amount, if any, by which the Aggregate L/C Facility Commitment then in effect exceeds the aggregate face amount of all Facility Letters of Credit then outstanding.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.03. Accounting Terms and Change in Accounting Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 6.01(e) are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes result in a change in the components of the calculation of any of the financial covenants, standards or terms found in Article VI hereof, the Borrower and the Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the components of the calculation of any of such financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in accordance with the terms of
Section 10.01, to so reflect such change in accounting principles.

                  SECTION 1.04. Currency Equivalents Generally. For all purposes of this Agreement, except as otherwise provided in Article II, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Citibank International plc, in London, at 9:00 A.M. (London time) on the date of determination, to prime banks in London for the spot purchase in the London foreign exchange market of such amount of Dollars with such Alternative Currency.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES


                  SECTION 2.01. The A Advances. (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate amount (determined in Dollars) not to exceed at any time outstanding the Dollar amount set forth below such Bank's name on the signature pages hereof in respect of the Revolving Credit Facility, as such amount may be reduced pursuant to Section 2.04, increased pursuant to Section
4.06 or increased or decreased in connection with any assignment pursuant to
Section 10.08 (such Bank's "Commitment").

                  (b) The aggregate amount of the Commitments of the Banks shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Banks ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction").

                  (c) Each A Borrowing shall consist of A Advances of the same Type made on the same day to the Borrower by the Banks ratably according to their respective Commitments, and shall be in an aggregate amount:

                           (i) in the case of an A Borrowing comprised of A Advances denominated in Dollars, not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                           (ii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in any Alternative Currency, not less than an amount approximately equal to $10,000,000 (at applicable exchange rates) or an integral multiple approximately equal to $1,000,000 (at applicable exchange rates) in excess thereof in each case such amount (or integral multiple) to be advised to the Borrower by the Euro-Agent on the basis of then prevailing market conditions and conventions.

                  (d) Within the limits of each Bank's Commitment, the Borrower may borrow, Convert pursuant to Section 2.02(g), repay pursuant to Section 2.05 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01. For purposes of this Section 2.01 and all other provisions of this Article II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.11.

                  SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given by the Borrower:

                  (x) in the case of a proposed A Borrowing comprised of Base Rate Advances, to the Agent not later than 10:30 A.M. (New York City time) on the Business Day that is the date of the proposed A Borrowing;

                  (y) in the case of a proposed A Borrowing comprised of Eurocurrency Advances to be denominated in an Alternative Currency, to the Euro-Agent not later than 12:00 Noon (London time) on the third Business Day prior to the date of such proposed A Borrowing; and

                  (z) in the case of a proposed A Borrowing comprised of Eurocurrency Advances to be denominated in Dollars, to the Agent not later than 10:30 A.M. (New York City time) on the third Business Day prior to the date of such proposed A Borrowing.

The Agent or the Euro-Agent, as applicable, shall give each Bank prompt notice thereof by telecopy, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopy, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) in the case of a proposed A Borrowing comprised of Eurocurrency Advances, currency of such A Advances, (iv) Interest Period for each such A Advance and (v) aggregate amount of such A Borrowing. The Borrower shall certify, in each Notice of A Borrowing, the Level then in effect. In the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, the Borrower shall request, within one-half hour prior to the issuance of the applicable Notice of A Borrowing, the advice of the Euro-Agent as to the applicable exchange rate then in effect with respect to such Alternative Currency, and the Borrower shall specify in such Notice of A Borrowing the exchange rate so advised to it by the Euro-Agent.

                  (b) Each Bank shall make available for the account of its Applicable Lending Office:

                  (i) in the case of an A Borrowing comprised of Base Rate Advances, to the Agent before 12:00 noon (New York City time)(or, if the applicable Notice of A Borrowing shall have been given on the date of such A Borrowing, before 4:00 P.M. (New York City time)) on the date of such A Borrowing, at such account main tained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's Pro Rata Share of such A Borrowing;

                  (ii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in Dollars, to the Agent before 12:00 noon (New York City time) on the date of such A Borrowing, at such account maintained at the Payment Office for Dollars as shall have been notified by the Agent to the Banks prior thereto and in same day funds, such Bank's Pro Rata Share of such A Borrowing in Dollars; and

                  (iii) in the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency, to the Euro-Agent before 12:00 noon (local time for the location of the Payment Office therefor) on the date of such A Borrowing, at such account maintained at the Payment Office for such Alternative Currency as shall have been notified by the Euro-Agent to the Banks prior thereto and in same day funds, such Bank's Pro Rata Share of such A Borrowing in such Alternative Currency.

After the Agent's or Euro-Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Agent will make such funds available to the Borrower at the aforesaid applicable Payment Office.

                  (c)      Anything hereinabove to the contrary
notwithstanding,

                  (i) if any Bank shall, at least one Business Day before the date of any requested A Borrowing comprised of or any requested Conversion to Eurocurrency Advances, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to perform its obligations hereunder generally to make, fund or maintain Eurocurrency Advances or to make, fund or maintain Eurocurrency Advances in the requested Alternative Currency for such A Borrowing, the right of the Borrower to select or Convert to Eurocurrency Advances in the affected currency or currencies for such A Borrowing or any subsequent A Borrowing shall be suspended until such Bank shall notify the Agent or the Euro-Agent that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Base Rate Advance;

                  (ii) if the Agent or the Euro-Agent shall, at least one Business Day before the date of any requested A Borrowing of or Conversion to Eurocurrency Advances, notify the Borrower and the Banks that two or more Reference Banks shall have failed to furnish timely information to the Agent or the Euro-Agent for determining the Eurocurrency Rate for Eurocurrency Advances denominated in a particular currency and comprising such requested A Borrowing or Conversion, the right of the Borrower to select Eurocurrency Advances in such currency for such A Borrowing or Conversion or to select such currency for any subsequent A Borrowing or Conversion, shall be suspended until the Agent or the Euro-Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be Converted to a Base Rate Advance on the requested date of Borrowing or Conversion;

                  (iii) if the Majority Banks shall, at least one Business Day before the date of any requested A Borrowing or Conversion, notify the Agent or the Euro-Agent that the Eurocurrency Rate for Eurocurrency Advances denominated in a particular currency and comprising such A Borrowing or Conversion, will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurocurrency Advances for such A Borrowing or Conversion, the right of the Borrower to select Eurocurrency Advances in such currency for such A Borrowing or Conversion, or to select such currency for any subsequent A Borrowing or Conversion, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Base Rate Advance on the requested date of Borrowing or Conversion; and

                  (iv) if any Bank shall, at least one Business Day before the date of any requested A Borrowing to be comprised of or Converted to Eurocurrency Advances, notify the Agent or the Euro-Agent that such Bank is not satisfied that deposits in the relevant Alternative Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Borrower to request Eurocurrency Advances in such Alternative Currency from such Bank as part of such A Borrowing or Conversion or any subsequent A Borrowing or Conversion shall be suspended until such Bank shall notify the Agent or the Euro-Agent that the circumstances causing such suspension no longer exist, and the A Advance to be made or Converted by such Bank as part of such A Borrowing or Conversion shall be a Base Rate Advance (or, in the case of any A Advance to be made or Converted by such Bank as part of any subsequent A Borrowing or Conversion in respect of which such Alternative Currency shall have been requested during such period of suspension, a Eurocurrency Advance denominated in Dollars) and having an Interest Period coextensive with the Interest Period in effect in respect of all other A Advances comprising a part of such A Borrowing.

Each of the Agent and the Euro-Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Borrower, provided that the failure of the Agent or the Euro-Agent to so notify the Borrower shall not impair the rights of the Banks under this Section 2.02(c) or expose the Agent or the Euro-Agent to any liability. In the case of any notice given to the Borrower under clause (i), (ii) or (iii) above, the Borrower may, upon its receipt of such notice, elect to revoke the applicable Notice of A Borrowing by forthwith providing written notice of such revocation to the Agent.

                  (d) Except as otherwise provided in Section 2.02(c), each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurocurrency Advances, the Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article V or as a result of the revocation by the Borrower of such Notice of A Borrowing under
Section 2.02(c), in each case including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the A Advance to be made by such Bank as part of such A Borrowing when such A Advance, as a result of such failure or revocation, is not made on such date.

                  (e) Unless the Agent or the Euro-Agent, as applicable, shall have received notice from a Bank prior to the date of any A Borrowing that such Bank will not make available to the Agent or the Euro-Agent such Bank's Pro Rata Share of such A Borrowing, the Agent or the Euro-Agent, as applicable, may assume that such Bank has made such portion available to it on the date of such A Borrowing in accordance with subsection (b) of this Section 2.02 and it may, in reliance upon such assumption, make (but shall not be required to make) available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such Pro Rata Share available to the Agent or the Euro-Agent, as applicable, such Bank and the Borrower severally agree to repay to the Agent or the Euro-Agent, as applicable, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent or the Euro-Agent, as applicable, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent or the Euro-Agent, as applicable, such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (f) The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

                  (g) The Borrower may on any Business Day, upon notice given to the Agent and, if applicable, the Euro-Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion, Convert all A

Advances of one Type comprising the same A Borrowing into A Advances of another Type or continue such A Advances as the same Type for a new Interest Period; provided, however, that:

                           (i) the Borrower shall not make any Conversion of any A Advances denominated in one currency into A Advances denominated in another currency;

                           (ii) the Conversion of any Eurocurrency Advances denominated in Dollars into Base Rate Advances, or the continuation of any Eurocurrency Advances for an additional Interest Period, shall be made on, and only on, the last day of the Interest Period then in effect for such Eurocurrency Advances;

                           (iii) if, on the date of any proposed Conversion, an Event of Default shall have occurred and is then continuing, each Eurocurrency Advance that would otherwise be Converted or continued on such date shall (A) if denominated in a currency other than Dollars, be repayable in full in the applicable currency on such date, and (B) if denominated in Dollars, Convert into a Base Rate Advance on such date; and

                           (iv) the Borrower shall not continue any Eurocurrency Advances denominated in an Alternative Currency if, as of the date of the issuance of the applicable Notice of Conversion and determined on the basis of the applicable exchange rate for the proposed new Interest Period in respect of such Eurocurrency Advances, the aggregate amount (determined in Dollars) of the Advances outstanding hereunder after giving effect to such continuation would exceed the aggregate Commitments at such time.

Each such notice of a Conversion (a "Notice of Conversion") shall be substantially in the form of Exhibit I hereto and shall, within the restrictions specified above, specify the date of such Conversion, the A Advances to be Converted, and the duration of the new Interest Period for each such A Advance. In the case of an A Borrowing comprised of Eurocurrency Advances denominated in an Alternative Currency which is proposed to be continued for an additional Interest Period, the Borrower shall request, within one-half hour prior to the issuance of the applicable Notice of Conversion, the advice of the Euro-Agent as to the applicable exchange rate then in effect with respect to such Alternative Currency, and the Borrower shall specify in such Notice of Conversion the exchange rate so advised to it by the Euro-Agent. If the Borrower shall fail to select the duration of any new Interest Period by the time therefor required above in respect of the A Advances comprising any A Borrowing, such A Advances shall, subject to the terms and conditions set forth in this Section 2.02(g), automatically Convert on the last day of the then current Interest Period into A Advances of the same currency and having an Interest Period of one month, and the Agent will so notify the Borrower and the Banks.

                  SECTION 2.03. The B Advances. (a) Each Bank severally agrees that the Borrower may make B Borrowings in Dollars under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Revolving Credit Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Banks (computed without regard to any B Reduction).

                  (i) The Borrower may request a B Borrowing under this Section
         2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrow ing (which maturity date shall be a Business Day that is not earlier than 30 days after the date of the proposed B Borrowing and not later than the Revolving Credit Termination Date), the interest payment date or dates relating thereto, the basis on which interest is to be calculated and any other terms to be applicable to such B Borrowing, not later than 10:30 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Banks shall be fixed rates per annum and
         (B) at least four Business Days prior to the date of the proposed B Borrowing, if the Borrower shall instead specify in the Notice of B Borrowing the basis to be used by the Banks in determining the rates of interest to be offered by them. The Agent shall in turn promptly notify each Bank of each request for a B Borrowing received by it from the Borrower by sending such Bank a copy of the related Notice of B Borrowing.

                  (ii) Each Bank may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Bank in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed B Borrow ing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Bank would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Bank's Commitment), the rate or rates of interest therefor and such Bank's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks. If any Bank shall elect not to make such an offer, such Bank shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Banks, and such Bank shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Bank to give such notice shall not cause such Bank to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either:

                           (x) cancel such B Borrowing by giving the
                  Agent notice to that effect, or

                           (y) accept one or more of the offers made by any Bank
                  or Banks pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Bank for such B Advance pursuant to paragraph (ii) above) to be made by each Bank as part of such B Borrowing, and reject any remaining offers made by Banks pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall not accept offers in an aggregate amount, in respect of any maturity, in excess of the maximum amount requested for such maturity by the Borrower in the applicable Notice of B Borrowing. The Borrower shall accept offers on the basis of the respective rates quoted, selecting first the lowest such rate and accepting offers thereafter in ascending order of such rates. If two or more Banks make offers at the same rate for the same maturity, and the Borrower elects to accept a portion but not all of the aggregate amount of such offers, the Borrower shall accept such offers ratably in proportion to the amount bid by each such Bank.

                  (iv) If the Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Banks and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Bank or Banks pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Bank that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Bank pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Bank that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Bank as part of such B Borrowing, and (C) each Bank that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article V. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Bank shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Payment Office such Bank's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article V and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Payment Office. Promptly after each B Borrowing, the Agent will notify each Bank of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each B Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection
(a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

                  (d) The Borrower shall repay to the Agent for the account of each Bank which has made a B Advance, or each other holder of a B Note, on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and set forth in the B Note evidencing such B Advance.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

                  (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Bank making such B Advance.

                  SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' written notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks; provided, that (i) each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) after giving effect to any such reduction, the aggregate Commitments then in effect shall be in an amount not less than the sum of (A) the Aggregate L/C Facility Commitment then in effect, (B) the aggregate face amount of all commercial paper of the Borrower and its Subsidiaries then outstanding and (C) the aggregate principal amount of the Advances then outstanding.

                  SECTION 2.05. Repayment of A Advances. The Borrower shall repay the principal amount of each A Advance made to it by each Bank on the Revolving Credit Termination Date (or on such earlier date as may be required under Section 2.11(b) or otherwise hereunder) and in the currency in which such A Advance shall have been made.

                  SECTION 2.06. Interest on A Advances. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Bank to the Borrower from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If an A Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, payable on the last day of the applicable Interest Period (or on any earlier date on which such A Advance shall be Converted or paid in full) and, if such Interest Period has a duration of more than 90 days, on the date that occurs 90 days after the first day of such Interest Period. The Agent shall provide telephonic notice to the Borrower of the amount of interest due and payable on Base Rate Advances by a date not later than the date such payment is due; provided, however, that the Agent's failure to give such notice shall not discharge the Borrower from the Borrower's obligation to make payment of interest but shall only delay the due date of such interest until such telephonic notice is given.

                  (b) Eurocurrency Advances. If such A Advance is a Eurocurrency Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

                  (c) "Applicable Margin" means, in respect of any A Advance, a rate per annum determined as of the first day of the Interest Period for such A Advance in reference to the table set forth below on the basis of the Level existing on such day.

                                                              Applicable Margin
                                                              (Rate per annum)
                                            ---------------------------------------------------------
                  Level                     Base Rate Advances                  Eurocurrency Advances
                  -----                     ------------------                  ---------------------

                  Level 1                            0                                   0.17%

                  Level 2                            0                                   0.215%

                  Level 3                            0                                   0.25%

                  Level 4                            0                                   0.40%

                  Level 5                            0                                   0.625%;


         provided that in the event that, in respect of any calendar month, (i) the sum of the average aggregate principal amount of Advances outstanding during such calendar month and the average aggregate face amount of Facility Letters of Credit outstanding during such calendar month shall exceed an amount equal to 50% of (ii) the sum of the average aggregate Commitments and average aggregate L/C Facility Commitments during such calendar month, then the Applicable Margin in respect of each A Advance outstanding during the month next following such calendar month shall be as set forth below:

                                                              Applicable Margin
                                                               (Rate per annum)
                                                               During the Month
                                                            Following Calendar Month
                                                           of Designated Utilization
                                                           -------------------------
                  Level                              Base Rate Advances         Eurocurrency Advances
                  -----                              ------------------         ---------------------

                  Level 1                            0.03%                              0.20%

                  Level 2                            0.03%                              0.245%

                  Level 3                            0.03%                              0.28%

                  Level 4                            0.075%                             0.475%

                  Level 5                            0.125%                             0.75%;


provided further that upon the occurrence and during the continuance of any Event of Default, the Applicable Margin in respect of each A Advance shall increase to 2.00% per annum over the Applicable Margin otherwise in effect for such A Advance.

                  SECTION 2.07. Additional Interest on Eurocurrency Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of

Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Advance made by such Bank to the Borrower, from the date of such A Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such A Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such A Advance. Such additional interest so notified to the Borrower by any Bank shall be payable to the Agent (or, in the case of any Eurocurrency Advance denominated in an Alternative Currency, the Euro-Agent) for the account of such Bank on the dates specified for payment of interest for such A Advance in Section 2.06.

                  SECTION 2.08. Interest Rate Determination. Each Reference Bank agrees to furnish to the Agent (in the case of Eurocurrency Advances denominated in Dollars) and the Euro-Agent (in the case of Eurocurrency Advances denominated in any Alternative Currency) timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent or the Euro-Agent, as applicable, for the purpose of determining any such interest rate, the Agent or the Euro-Agent, as applicable, shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent and the Euro-Agent, as applicable, shall give prompt notice to the Borrower and the Banks of the applicable interest rate determined by the Agent or the Euro-Agent, as applicable, for purposes of Section 2.06, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(b).

                  SECTION 2.09. Prepayments. (a) The Borrower may, upon written notice given to the Agent not later than 11:00 A.M. (New York City time) on the date of prepayment and stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Base Rate Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, on such date specified for prepayment; provided, however, that
(i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and (ii) a Base Rate Advance that constitutes part of an A Borrowing that, pursuant to Section 2.10, contains Eurocurrency Advances may not be prepaid unless at such time such Eurocurrency Advances are being prepaid in accordance with Section 2.09(b).

                  (b) The Borrower may, upon written notice given to the Agent not later than 11:00 A.M. (New York City time) two Business Days prior to the date of prepayment and stating the proposed date (which shall be a Business Day) and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Eurocurrency Advances comprising part of the same A Borrowing in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid, on such date specified for prepayment and shall pay to each Bank, on demand, such other amounts in connection therewith as may be required under Section 10.05(b).

                  (c) Subject to Section 2.03(d), the Borrower shall have no right to prepay any principal amount of any B Advance.

                  SECTION 2.10. Illegality. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any of its Eurocurrency Advances in Dollars or in any Alternative Currency has become unlawful because of the introduction of or any change in or in the interpretation of any law or regulation or because of the assertion of unlawfulness by any central bank or other governmental authority, then, in any such event, such Bank shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to the other Banks).

                  (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, if the affected Eurocurrency Advances are then outstanding, the Borrower shall, upon at least one Business Day's written notice to the Agent (and, if the affected Eurocurrency Advances are denominated in any Alternative Currency, the Euro-Agent) and the affected Bank, or if permitted by applicable law no later than the date permitted thereby, in the Borrower's sole discretion, either (i) prepay the principal amount of all outstanding Eurocurrency Advances of such Bank to which such notice related, together with accrued interest thereon to the date of payment or (ii) Convert each such Eurocurrency Advance into a Base Rate Advance, and, in each case be obligated to reimburse the Banks in respect thereof pursuant to Section 10.05(b) hereof. If more than one Bank gives notice pursuant to Section 2.10(a) at any time, then all outstanding Eurocurrency Advances of such Banks must be treated the same by the Borrower pursuant to this Section 2.10(b). Any Base Rate Advance arising by reason of this Section 2.10(b) shall have an Interest Period assigned to it that ends on the date that the Eurocurrency Advance for which it shall have been substituted would have expired, and the principal thereof and interest thereon shall be payable on the date that principal and interest would otherwise have been payable on such Eurocurrency Advance (whether on the last day of such Interest Period or on any earlier date that the other A Advances comprising a part of the related A Borrowing shall be prepaid). Such Base Rate Advance may not be prepaid at any time prior to the date that the Eurocurrency Advances comprising a part of such A Borrowing shall be repaid.

                  SECTION 2.11. Currency Equivalents. (a) For purposes of determining compliance with Section 2.01, 2.02(g) or 2.03(a) at any time, the equivalent in Dollars in respect of any A Borrowing to be comprised of A Advances denominated (or proposed to be denominated) in an Alternative Currency or to be continued as A Advances in such Alternative Currency for an additional Interest Period shall be determined in accordance with Section 2.02(a) or 2.02(g), as applicable, by the Euro-Agent, in consultation with the Borrower, immediately prior to the issuance by the Borrower of the Notice of A Borrowing requesting such A Advances or the Notice of Conversion requesting such continuation. Any equivalent determined in accordance with Section 2.02(a) or 2.02(g) shall be deemed to remain in effect at all times during (and until the last day of) the applicable Interest Period in respect of the A Advances comprising the applicable A Borrowing, notwithstanding any fluctuation in exchange rates occurring prior to the last day of such Interest Period.

                  (b) Promptly following the date (the "Announcement Date") the countries parties to the Treaty on the European and Economic Monetary Union (or any similar treaty)(the "Treaty") announce the date (the "Euro-Conversion Date") on which participating countries shall convert their respective currencies to the Euro (or another common currency), the Agent, the Euro- Agent and the Borrower shall mutually agree upon the means by which the Eurocurrency Advances hereunder that are denominated in an affected Alternative Currency shall be converted to Eurocurrency Advances denominated in the Euro, and shall determine whether there is a need to amend this Agreement to accommodate any conventions then proposed to be in effect for such Conversion or for the funding or exchange of Euros generally. From and after the Announcement Date, no Interest Period selected by the Borrower in respect of any Eurocurrency Advance that is denominated in an Alternative Currency affected by the Treaty shall extend beyond the Euro-Conversion Date without the prior consent of the Agent and the Euro-Agent. The Agent and the Euro-Agent may, on written notice to the Borrower, require that all outstanding Eurocurrency Advances denominated in Alternative Currencies affected by the Treaty be repaid in full on the Euro-Conversion Date.

                  SECTION 2.12. Evidence of A Advances. (a) The indebtedness of the Borrower to each Bank resulting from the A Advances made to the Borrower by such Bank shall be evidenced by an A Note of the Borrower payable to the order of such Bank. Prior to the transfer of its A Note, each Bank may either (i) record each A Advance (and payment thereon) on the grid attached to its A Note or (ii) maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each A Advance owing to such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. At the time of transfer of its A Note, each Bank shall record on the grid attached to such A Note the A Advances then owing to such Bank, the currency of such A Advances and the Interest Period for each such A Advance. Notwithstanding the foregoing, no failure on the part of any Bank to make the notations or recordations contemplated herein shall impair, modify or otherwise adversely affect the claim of such Bank against the Borrower in respect of any A Advance made by such Bank hereunder.

                  (b) The Register maintained by the Agent pursuant to Section 10.08(c) shall include a control account, and a subsidiary account for each Bank, in which accounts (taken together) shall be recorded (i) the date and amount of each A Borrowing made hereunder, the Type of A Advances comprising such Borrowing, the currency of such A Advances and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Bank's share thereof.

                  (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE III

                          THE LETTER OF CREDIT FACILITY


                  SECTION 3.01. Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, each Issuing Bank agrees to issue, from time to time on any Business Day during the period from the Effective Date until the L/C Facility Termination Date, for the account of the Borrower through such of such Issuing Bank's branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit; provided that the aggregate face amount of all Facility Letters of Credit outstanding hereunder shall not at any time exceed an amount equal to $90,000,000 (as such amount may be reduced pursuant to Section 3.11, the "Aggregate L/C Facility Commitment").

                  SECTION 3.02. Issuance of Facility Letters of Credit. (a) Each Facility Letter of Credit shall be issued on written notice given by the Borrower to an Issuing Bank Agent and the Agent not later than 11:00 A.M. (New York City time) five

Business Days prior to the date proposed for such issuance. Such notice (a "Letter of Credit Issuance Request") shall be in substantially the form of Exhibit C-1 hereto (or in such other form as may be mutually agreed as among the Borrower, such Issuing Bank Agent and the Agent) and shall be irrevocable once given. Each Letter of Credit Issuance Request shall be by telecopy, telex, telegraph or cable, confirmed immediately in writing by mail, and shall specify therein (i) the stated amount of the proposed Facility Letter of Credit, (ii) the effective date (which shall be a Business Day) of issuance thereof, (iii) the date on which such proposed Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier to occur of the date occurring one year after the effective date of such Facility Letter of Credit or the Business Day immediately preceding the L/C Facility Termination Date), (iv) the purpose for which such proposed Facility Letter of Credit is to be issued and (v) the Person for whose benefit such proposed Facility Letter of Credit is to be issued. Each Facility Letter of Credit shall be denominated in Dollars. Each Letter of Credit Issuance Request shall be accompanied by the form of the letter of credit then being requested to be issued, which form shall not contain any terms or provisions inconsistent with the terms and provisions of this Agreement. Such Issuing Bank Agent shall forthwith advise its related Issuing Bank of its receipt, and the contents of, each Letter of Credit Issuance Request.

                  (b) Based upon the information contained in a Letter of Credit Issuance Request, and based upon information provided by the Issuing Banks and the Issuing Bank Agents and the books and records of the Agent, the Agent shall determine, as of the close of business on the day it receives such Letter of Credit Issuance Request, the amount of the Unused L/C Facility (without giving effect to such Letter of Credit Issuance Request). Prior to the close of business on the second Business Day following the Agent's receipt of such Letter of Credit Issuance Request, the Agent shall notify the applicable Issuing Bank Agent, either in writing or by telephone notice confirmed promptly thereafter in writing, whether the face amount of the requested Facility Letter of Credit exceeds the Unused L/C Facility (without giving effect to such Letter of Credit Issuance Request).

                  (c) Promptly following receipt by the applicable Issuing Bank Agent of notice from the Agent pursuant to Section 3.02(b), the related Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Facility Letter of Credit in accordance with such Issuing Bank's usual and customary business practices on the date requested for such issuance by the Borrower in the applicable Letter of Credit Issuance Request. The proposed Facility Letter of Credit shall, in each case, be in form and content acceptable to such Issuing Bank, due regard being given to the terms and provisions of this Agreement, the customs and conventions followed by such Issuing Bank in the issuance of letters of credit generally and the advice of the Banks from time to time given to such Issuing Bank as to necessary or desirable terms and provisions in the form of any such Facility Letter of Credit.

                  (d) For purposes of calculating the Facility Letter of Credit Obligations at any time, it shall be assumed that a Facility Letter of Credit requested by the Borrower in accordance with the foregoing provisions of this
Section 3.02 has been issued unless and until the Agent shall have received notice from the applicable Issuing Bank or its Issuing Bank Agent that such Facility Letter of Credit was not in fact issued. Such Issuing Bank shall (or shall cause its Issuing Bank Agent to) give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, upon the issuance by it of a Facility Letter of Credit hereunder, and the Agent shall promptly thereafter give notice of such issuance to the Banks. A Facility Letter of Credit otherwise issued in accordance with the terms of this Agreement shall be a Facility Letter of Credit notwithstanding any failure by the applicable Issuing Bank, its Issuing Bank Agent or the Agent to provide any such notice in a timely manner.

                  SECTION 3.03. Extension and Renewal of Facility Letters of Credit. (a) The Borrower may request that a Facility Letter of Credit be extended beyond its stated expiry date or otherwise renewed by giving the applicable Issuing Bank Agent and the Agent written notice of any such extension or renewal not later than ten Business Days (and not earlier than thirty days) prior to the date (the "L/C Extension Date") which is the earlier of (i) the date such Facility Letter of Credit would have expired absent such extension or renewal and (ii) five Business Days prior to the date that the applicable Issuing Bank must provide notice to the Borrower or any beneficiary of such Facility Letter of Credit that such Facility Letter of Credit will or will not be extended or renewed. Each such notice (a "Letter of Credit Extension Request") shall be in substantially the form of Exhibit C-2 hereto (or in such other form as may be mutually agreed as among the Borrower, the applicable Issuing Bank Agent and the Agent) and shall specify the Facility Letter of Credit which is being extended or renewed and the proposed new expiration date of such Facility Letter of Credit. Such Issuing Bank Agent shall forthwith advise its related Issuing Bank of its receipt of, and the contents of, each Letter of Credit Extension Request and the Agent shall promptly so advise each Bank.

                  (b) The new expiration date proposed for any Facility Letter of Credit may not be a date that is either (1) more than one year (without regard to consensual renewal provisions contained therein) after the date such Facility Letter of Credit would have expired absent such extension or renewal, or (2) on or after the Business Day immediately preceding the L/C Facility Termination Date.

                  (c) Following proper delivery of a Letter of Credit Extension Request pursuant to Section 3.03(a), the applicable Issuing Bank may, subject to
Section 5.03, extend the expiration date of or renew any Facility Letter of Credit issued by such Issuing Bank (including, without limitation, by allowing an automatic renewal to occur).

                  SECTION 3.04. Amendment of Facility Letters of Credit. The Borrower may request that a Facility Letter of Credit be amended at any time by giving the applicable Issuing Bank Agent and the Agent written notice thereof not later than ten Business Days prior to the date proposed for such amendment and, if such Issuing Bank Agent and the Agent agree to such amendment, such amendment shall be given effect; provided, that (i) any extension of the expiration date or renewal of a Facility Letter of Credit shall be subject to the terms of Section 3.03, and (ii) any amendment which increases the face amount of a Facility Letter of Credit shall be deemed an issuance of a new Facility Letter of Credit with a face amount equal to the amount of such increase, and shall be subject to the provisions of Section 3.02 (including, without limitation, the receipt by the applicable Issuing Bank Agent of notice from the Agent that the amount of such increase does not exceed the Unused L/C Facility (without giving effect to such increase). Each such notice (a "Letter of Credit Amendment Request") shall be in substantially the form of Exhibit C-3 hereto (or in such other form as may be mutually agreed as among the Borrower, such Issuing Bank Agent and the Agent). Each Letter of Credit Amendment Request shall specify in reasonable detail the changes that are then being requested to be made in the applicable Facility Letter of Credit and the changes, if any, in the information specified in the original Letter of Credit Request with respect to such Facility Letter of Credit. The applicable Issuing Bank Agent shall forthwith advise its related Issuing Bank of its receipt of, and the contents of, each Letter of Credit Amendment Request and the Agent shall promptly so advise each Bank.

                  SECTION 3.05. Reimbursement Obligations; Duties of an Issuing Bank. (a) The Borrower shall reimburse each Issuing Bank for each drawing under each Facility Letter of Credit issued by such Issuing Bank immediately following the occurrence of such drawing and in any event by no later than the date that is three Business Days after the date of such drawing. Any Reimbursement Obligation not repaid on the date of the applicable drawing giving rise thereto shall bear interest from such date until repaid in full at a rate per annum equal to 2% per annum above the rate per annum that would be payable on Base Rate Advances at such time.

                  (b) Any action taken or omitted to be taken by any Issuing Bank or any Issuing Bank Agent under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank or Issuing Bank Agent under any resulting liability to any Bank or, assuming that such Issuing Bank or Issuing Bank Agent has complied with the applicable procedures specified herein and such Bank has not given a notice contemplated by Section 3.06(a) that continues in full force and effect, relieve that Bank of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the applicable Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

                  SECTION 3.06. Participations. (a) Upon the issuance by any Issuing Bank of any Facility Letter of Credit in accordance with the procedures and the terms set forth herein (and, in the case of each Facility Letter of Credit that shall have been issued under the 1996 Credit Agreement and that is outstanding as of the Effective Date, on the Effective Date), each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's L/C Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.08(b)), provided, that (i) the aggregate participation of any Bank in Facility Letters of Credit hereunder shall at no time exceed an amount equal to the amount set forth below such Bank's name on the signature pages hereof in respect of the L/C Facility, as such amount may be reduced pursuant to Section 3.11 (such Bank's "L/C Facility Commitment"), and (ii) a letter of credit issued by an Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this Section 3.06 if its related Issuing Bank Agent or such Issuing Bank shall have received written notice from the Agent or any Bank on or before the Business Day prior to the date of its issuance of such letter of credit that one or more of the conditions contained in Article V is not then satisfied, and in the event such Issuing Bank Agent or Issuing Bank receives such a notice, such Issuing Bank shall have no further obligation to issue any letter of credit until such notice is withdrawn by the party giving such notice.

                  (b) (i) In the event that any Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuing Bank pursuant to Section 3.05, such Issuing Bank shall (or shall cause its Issuing Bank Agent to) promptly notify the Agent, which shall promptly notify each Bank, of such failure, and each Bank severally agrees to promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Bank's L/C Pro Rata Share of such payment in Dollars and in same day funds and the Agent shall promptly pay such amount, and any other amounts received by the Agent for such Issuing Bank's account pursuant to this Section 3.06(b), to such Issuing Bank. If the Agent so notifies such Bank prior to 11:00 A.M. (New York time) on any Business Day, such Bank shall make available to the Agent for the account of such Issuing Bank its L/C Pro Rata Share of the amount of such payment on such Business Day in same day funds (or on the next succeeding Business Day if notice is given after such time). The failure of any Bank to make available to the Agent for the account of any Issuing Bank its L/C Pro Rata Share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its L/C Pro Rata Share of any payment on the date such payment is to be made.

                  (ii) In the event that any Bank fails to fund its L/C Pro Rata Share of any payment required to be made by the Banks to the Agent for the benefit of any Issuing Bank in accordance with the provisions of clause (i) above, until the earlier of such Bank's cure of such failure and the termination of the Bank's L/C Facility Commitment, the proceeds of all amounts thereafter paid or repaid to the Agent by the Borrower (or any Person on behalf of the Borrower) and contemplated hereunder to be disbursed to such Bank for application against amounts owing such Bank hereunder shall be disbursed instead to such Issuing Bank by the Agent on behalf of such Bank to cure, in full or in part, such failure by such Bank, and, upon such disbursement, payment to such Bank shall be deemed to have been made. Notwithstanding anything in this Agreement to the contrary:

                           (A) if such Issuing Bank has theretofore applied any
                  portion of any cash collateral pledged to it to secure Reimbursement Obligations relating to the applicable Facility Letter of Credit as reimbursement for such Reimbursement Obligations, any amounts disbursed to such Issuing Bank by the Agent in accordance with this Section 3.06(b)(ii) (net of any interest due such Issuing Bank) shall be used by such Issuing Bank to restore such cash collateral; and

                           (B) a Bank shall be deemed to have cured its failure
                  to fund its L/C Pro Rata Share of any such required payment in respect of a Facility Letter of Credit at such time as an amount equal to such Bank's L/C Pro Rata Share (determined as of the time of the Agent's receipt of notice of the failure by the Borrower to reimburse such Issuing Bank with respect to a payment under such Facility Letter of Credit) of such required payment plus any interest accrued thereon is fully funded to such Issuing Bank, whether made by such Bank itself, by operation of the terms of this Section 3.06(b)(ii) or by the Borrower directly to such Issuing Bank.

Interest shall accrue on the amount that should have been paid by the defaulting Bank, for each day from the date such amount shall have been due until the date such amount is repaid to the Agent for the benefit of the applicable Issuing Bank, at (i) in the case of the Borrower, the interest rate applicable at the time under Section 3.05(a) and (ii) in the case of such Bank, the Federal Funds Rate.

                  (c) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has received for the account of such Issuing Bank any payments from the Banks pursuant to this Section 3.06, it shall promptly pay to the Agent and the Agent shall promptly pay to each Bank which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Bank's L/C Pro Rata Share thereof (according to the amounts so funded). Each such payment shall be made by the applicable Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to it pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (d) Upon the request of any Agent or any Bank, each Issuing Bank shall furnish to such Agent or Bank copies of any Facility Letter of Credit, any letter of credit application to which such Issuing Bank is party and such other documentation as may reasonably be requested by such Agent or Bank.

                  SECTION 3.07. Obligations Absolute. (a) The obligations of (x) a Bank to make payments to the Agent for the account of an Issuing Bank with respect to a drawing made under a Facility Letter of Credit issued by such Issuing Bank in accordance with the terms of this Agreement and (y) the Borrower to make payment with respect to all Reimbursement Obligations from time to time existing, in each case, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of any Facility Letter of Credit, this Agreement or any other instrument, document or agreement executed and/or delivered under or in connection herewith;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its affiliates may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Issuing Bank Agent, any Bank, or any other Person, whether in connection with this

         Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any of its affiliates and the beneficiary named in any Facility Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or of any instrument, document or agreement executed and/or delivered under or in connection herewith;

                  (v) any failure by the Agent or any Issuing Bank to make (or cause to be made) any reports required pursuant to Section 3.09;

                  (vi)  the occurrence of any Event of Default; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

provided, however, that, notwithstanding the foregoing, neither the Banks nor the Borrower shall be required to make any payments for the account of an Issuing Bank with respect to any Facility Letter of Credit for which such Issuing Bank is not entitled to indemnification from the Borrower by reason of
Section 3.10(d).

                  (b) In the event any payment by the Borrower received by an Issuing Bank or the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Banks on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Bank which received any of such distribution shall, upon demand by such Issuing Bank, its related Issuing Bank Agent or the Agent, contribute such Bank's L/C Pro Rata Share of the amount set aside, avoided or recovered together with interest on the amount so contributed at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by such Issuing Bank, and any failure of a Bank to fund its L/C Pro Rata Share of such contribution obligations shall be subject to the rights of the Agent, acting on behalf of such Issuing Bank (as described in Section 3.06(b)), to advance to such Issuing Bank any payments otherwise contemplated hereunder to be disbursed to such defaulting Bank, in an amount sufficient to cure any such failure to fund.

                  SECTION 3.08. Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Agent for the account of each Bank, from the date hereof until the L/C Facility Termination Date, a letter of credit issuance fee (the "L/C Issuance Fee") at the respective rate per annum set forth below on such Bank's L/C Pro Rata Share of the average daily undrawn face amount of the Facility Letters of Credit. The L/C Issuance Fee shall be payable in respect of each Bank on the last day of each Facility Quarter during the term of such Bank's L/C Facility Commitment, and on the L/C Facility Termination Date. The L/C Issuance Fee in respect of any period shall be determined on the basis of the Level in effect during such period, in accordance with the table set forth below. The rate per annum at which such fees are calculated shall change when and as the existing Level changes.


                                                                L/C
                      Level                                Issuance Fee
                      -----                                ------------
                                                         (Rate per annum)

                      Level 1                                  0.17%

                      Level 2                                  0.215%

                      Level 3                                  0.25%

                      Level 4                                  0.40%

                      Level 5                                  0.625%;

         provided that in the event that, in respect of any calendar month, (i) the sum of the average aggregate principal amount of Advances outstanding during such calendar month and the average aggregate face amount of Facility Letters of Credit outstanding during such calendar month shall exceed an amount equal to 50% of (ii) the sum of the average aggregate Commitments and average aggregate L/C Facility Commitments during such calendar month, then the L/C Issuance Fee in respect of each Facility Letter of Credit outstanding during the month next following such calendar month shall be as set forth below:

                                                            L/C Issuance Fee
                                                            (Rate per annum)
                                                            During the Month
                                                       Following Calendar Month
          Level                                       of Designated Utilization
          -----                                       -------------------------

         Level 1                                                  0.20%

         Level 2                                                  0.245%

         Level 3                                                  0.28%

         Level 4                                                  0.475%

         Level 5                                                  0.75%;

         provided further that upon the occurrence and during the continuance of any Event of Default, the L/C Issuance Fee in respect of each Facility Letter of Credit shall increase to 2.00% per annum over the L/C Issuance Fee otherwise in effect for such Facility Letter of Credit.

                  (b) The Borrower shall pay to each Issuing Bank (or to its related Issuing Bank Agent for the account of such Issuing Bank) such fee and charges in connection with the issuance, administration, amendment and payment or cancellation of each Facility Letter of Credit issued by such Issuing Bank as shall be separately agreed to by such Issuing Bank (or its related Issuing Bank Agent on its behalf) and the Borrower.

                  SECTION 3.09. Issuing Bank Reporting Requirements. In addition to the notice required by Section 3.02(d), each Issuing Bank shall (or shall cause its Issuing Bank Agent to), by no later than the tenth Business Day following the last day of each month, provide to the Agent a schedule in form reasonably satis factory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Facility Letter of Credit issued by it and outstanding at any time during such month.

                  SECTION 3.10. Indemnification; Nature of the Issuing Bank's Duties. (a) In addition to amounts payable as elsewhere provided in this Article III, the Borrower hereby agrees to protect, indemnify, pay and save the Agent, each Issuing Bank, each Issuing Bank Agent and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges or expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent, any Issuing Bank, any Issuing Bank Agent or any Bank as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than as a result of the gross negligence or willful misconduct of the Agent, such Issuing Bank, such Issuing Bank Agent or any Bank, as determined by a court of competent jurisdiction or (ii) the failure of such Issuing Bank to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or govern mental authority (all such acts or omissions herein called "Government Acts").

                  (b) As between the Borrower on the one hand and the Agent, the Banks, the Issuing Banks and the Issuing Bank Agents on the other, the Borrower assumes all risks of the acts and omissions of, or misuse of any Facility Letter of Credit by, the respective beneficiary of such Facility Letter of Credit. In furtherance and not in limitation of the foregoing, the Agent, the Issuing Banks, the Issuing Bank Agents and the Banks shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit, other than conditions expressly stated in such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, any Issuing Bank, any Issuing Bank Agent and the other Banks including, without limitation, any Government Acts. None of the above shall affect, impair or prevent the vesting of any of an Issuing Bank's, the Agent's, an Issuing Bank Agent's or other Bank's rights or powers under this Section 3.10.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank or any Issuing Bank Agent under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, its related Issuing Bank Agent, the Agent or any Banks under any resulting liability to the Borrower or any affiliate of the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                  (d) Notwithstanding anything to the contrary contained in this
Section 3.10, the Borrower shall not have any obligation to indemnify an Issuing Bank or its related Issuing Bank Agent under this Section 3.10 in respect of any claim, demand, liability, damage, loss, cost, charge or expense incurred by such Issuing Bank or Issuing Bank Agent arising primarily out of the gross negligence or willful misconduct of such Issuing Bank or Issuing Bank Agent as determined by a court of competent jurisdiction.

                  SECTION 3.11. Reduction of the L/C Facility Commitments. The Borrower shall have the right, upon at least five Business Days' notice to each Issuing Bank Agent and the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective L/C Facility Commitments of the Banks; provided, that each partial reduction shall be in the amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof. Upon any partial reduction of the L/C Facility Commitments, the Aggregate L/C Facility Commitment shall simultaneously reduce to an amount equal to the aggregate L/C Facility Commitments then in effect.

                  SECTION 3.12. Substitution of Certain Banks. In the event the credit rating of any Bank (or, if applicable, the bank holding company controlling such Bank) shall decline to a level below the Requisite Bank Credit Rating, any Issuing Bank Agent may direct that a Replacement Bank acceptable to the Agent and the Borrower (such consent not to be unreasonably withheld) replace such Bank (the "Released Bank"). Such Replacement Bank shall be an Eligible Assignee and shall have agreed to assume the Commitment, the L/C Facility Commitment, the participation in Facility Letters of Credit then outstanding and all other obligations hereunder of the Released Bank and to purchase the Note(s) and other rights of such Released Bank hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Released Bank for a purchase price equal to the outstanding principal amount of the Advances and Reimbursement Obligations then payable to such Released Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto. Such purchase shall be effected by execution and delivery by such Released Bank and such Replacement Bank of an Assignment and Acceptance, and shall otherwise be made in the manner described in Section 10.08. Upon such purchase, such Released Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Released Bank would retain hereunder upon termination of this Agreement and rights arising under Section 10.05(b) upon the prepayment of all Eurocurrency Advances extended by the Released Bank with the proceeds of such purchase) and the Replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Released Bank hereunder and under such Note.

                  SECTION 3.13. Designation of Additional Issuing Banks. (a) The Borrower may, from time to time, designate any Bank then party hereto to be an "Issuing Bank" hereunder by giving written notice thereof to the Agent and each Bank. Such designation shall thereafter become effective upon the consent thereto by the Agent (which consent shall not be unreasonably withheld or delayed). Each newly designated Issuing Bank shall designate, by written notice thereof to the Agent and the Borrower, itself or any other Person as its "Issuing Bank Agent" for purposes of this Agreement; provided that if such Issuing Bank Agent is not then party to this Agreement, such Person shall execute and deliver such instruments, documents or agreements as the Agent may reasonably request to evidence that such Person, in the capacity as an Issuing Bank Agent, has agreed to be bound by the terms of this Agreement.

                  (b) The failure of any Issuing Bank to honor its obligations hereunder or under any Facility Letter of Credit issued by it shall not relieve any other Issuing Bank from honoring its respective obligations hereunder or under any Facility Letter of Credit issued by such other Issuing Bank, but no Issuing Bank (or Issuing Bank Agent) shall be responsible for the failure of any other Issuing Bank to honor such other Issuing Bank's obligations hereunder or under any Facility Letter of Credit issued by such other Issuing Bank.

                                   ARTICLE IV

                                  GENERAL TERMS

                  SECTION 4.01. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Bank a facility fee ("Facility Fee") at the respective rate per annum set forth below on the average daily aggregate amount of the Commitment and the L/C Facility Commitment of such Bank (whether used or unused, and without regard to any B Reduction that may then exist) from the date hereof until the later to occur of the Revolving Credit Termination Date and the L/C Facility Termination Date, payable on the last day of each Facility Quarter during the term of such Bank's Commitment and L/C Facility Commitment, on the Revolving Credit Termination Date and on the L/C Facility Termination Date. The Facility Fee in respect of any period shall be determined on the basis of the Level in effect during such period, in accordance with the table set forth below. The rate per annum at which such Facility Fee is calculated shall change when and as the existing Level changes.


                       Level                                   Facility Fee
                       -----                                   ------------
                                                             (Rate per annum)
                      Level 1                                      0.08%

                      Level 2                                      0.11%

                      Level 3                                      0.125%

                      Level 4                                      0.25%

                      Level 5                                      0.3750%


                  (b) Agency Fee. The Borrower agrees to pay (i) to the Agent and the Euro-Agent such fees as may from time to time be agreed upon among the Borrower, the Agent and the Euro-Agent and (ii) to Citicorp Securities, Inc. the arrangement or other fees as may from time to time be agreed upon between the Borrower and Citicorp Securities, Inc., in each case when and as such fees shall become due and payable by the Borrower as provided therein.

                  (c) Auction Fee. The Borrower agrees to pay to the Agent, for the account of the Agent, on the date of issuance of any Notice of B Borrowing, an auction fee in the amount of $3000. Such fee shall be fully earned upon issuance of such Notice of B Borrowing, and shall be nonrefundable without regard to whether or not any B Advances are thereafter made in response to the solicitation of bids made in such Notice of B Borrowing.

                  SECTION 4.02. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to A Advances denominated in an Alternative Currency) not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent's account maintained at the Payment Office for Dollars in New York City. The Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to A Advances denominated in an Alternative Currency not later than 11:00 A.M. (local time for the location of the Payment Office therefor) on the day when due in such Alternative Currency to the Euro-Agent in same day funds by deposit of such funds to the Euro-Agent's account maintained at the Payment Office for such Alternative Currency. The Agent or the Euro-Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.07, 4.03, 4.05 or 10.05) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank by the Borrower is not made when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due. Each Bank agrees promptly to notify the Borrower after any such charge, provided that the failure to give such notice shall not affect the validity of such charge.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of fees shall be made by the Agent or the Euro-Agent, as applicable, and all computations of interest pursuant to Section 2.07 shall be made by a Bank, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent or the Euro-Agent (or, in the case of Section 2.07, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent or the Euro-Agent shall have received notice from the Borrower prior to the date on which any payment is due from the Borrower to the Banks hereunder that the Borrower will not make such payment in full, the Agent or the Euro-Agent, as applicable, may assume that the Borrower has made such payment in full to it on such date and it may, in reliance upon such assumption, cause (but shall not be required to cause) to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent or the Euro-Agent, as applicable, each Bank shall repay to the Agent or the Euro-Agent, as applicable, forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent or the Euro-Agent, as applicable, at the Federal Funds Rate.

                  SECTION 4.03. Increased Costs and Reduced Return. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Advances, included in the Eurocurrency Rate Reserve Percentage) in or in the inter pretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase after the date hereof in the cost to any Bank or any Issuing Bank of agreeing to make or making, funding or maintaining Eurocurrency Advances (including the conversion of any Advance denominated in an Alternative Currency other than Euros into an Advance denominated in Euros), by an amount deemed by such Bank or such Issuing Bank to be material, then the Borrower shall from time to time, within 15 days after demand by such Bank or such Issuing Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank or such Issuing Bank (as applicable) additional amounts sufficient to compensate such Bank or such Issuing Bank for such increased cost.

                  (b) If, after the date hereof, any Bank or any Issuing Bank shall have determined that the compliance with any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office or any corporation controlling such Bank) or such Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such Issuing Bank's capital or the capital of any corporation controlling such Bank or such Issuing Bank as a consequence of such Bank's or such Issuing Bank's obligations hereunder or in connection herewith to a level below that which such Bank or such Issuing Bank (or such corporation) could have achieved but for such adoption, change or compliance by an amount deemed by such Bank or such Issuing Bank to be material, then the Borrower shall, from time to time, within 15 days after demand by such Bank or such Issuing Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank or such Issuing Bank (as applicable) such additional amount or amounts as will compensate such Bank or such Issuing Bank or such controlling corporation for such reduction.

                  (c) Each Bank and each Issuing Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or such Issuing Bank to compensation pursuant to this Section and, in the case of a Bank, will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank or any Issuing Bank claiming compensation under this Section shall set forth the additional amount or amounts to be paid to it hereunder in reasonable detail, including the basis for the calculation thereof and shall be conclusive in the absence of manifest error. In determining such amount, such Bank or such Issuing Bank may use any reasonable averaging and attribution methods.

                  SECTION 4.04. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.07, 4.03 or 4.05) or the Reimbursement Obligations owing to it, in either case in excess of its ratable share of payments on account of the A Advances or the Reimbursement Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the A Advances made by them or the Reimbursement Obligations owing to them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 4.05. Taxes; Bank Certifications. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section
4.02 hereof, without deduction or with holding for, any and all present or future taxes, levies, imposts, deductions or charges and all liabilities with respect thereto, excluding (i) in the case of each Bank, the Agent and the Euro-Agent, taxes imposed on its income and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Agent or the Euro-Agent (as the case may be) is organized or by the laws of any political subdivision thereof or by the laws of any nation which includes or is included within such jurisdiction and in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the location of such Bank's Applicable Lending Office, or any political subdivision thereof and (ii) in the case of any assignment by a Bank to an Eligible Assignee pursuant to
Section 10.08, or any change by a Bank of an Applicable Lending Office in one jurisdiction to an Applicable Lending Office in another jurisdiction, any excess in the withholding tax applicable to such Eligible Assignee, or such new Applicable Lending Office, over the withholding tax (other than any with holding tax excluded from the definition of Taxes under clause (i) or this clause (ii) of Section 4.05(a)) applicable to the former Bank, or the former Applicable Lending Office, in each case as determined under laws (including, without limitation, any treaty, law, rule, regulation or determination) applicable to the former Bank and such Eligible Assignee, or the former Applicable Lending Office and such new Applicable Lending Office, and in effect on the date of such assignment, or such change in Appli cable Lending Office, but not including any increase in with holding tax resulting from any subsequent change in such laws (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, to any Bank, any Issuing Bank, the Agent or the Euro-Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions such Bank, the Agent or the Euro-Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any Bank is entitled to reduce the taxes or any amounts otherwise payable by it (whether through utilization of a tax credit or other benefit, application against other payments or otherwise) as a result of any payments required to be made by the Borrower pursuant to this Section 4.05(a), or if any Bank subsequently recovers any amount of Taxes previously paid by the Borrower pursuant hereto, such Bank shall, to the extent per mitted by applicable law,
(i) in the case of a reduction in taxes
or other payments, pay to the Borrower the amount of such reduction within thirty days after such reduction is realized and (ii) in the case of a recovery of Taxes previously paid by the Borrower, refund the amount of such recovery to the Borrower within thirty days after receipt thereof. Each Bank shall endeavor in good faith to achieve any such reductions and recover such Taxes to the extent that it may do so without the incurrence of expenses or other detriments deemed by it in good faith to be material. If the Borrower is required to make any payments to or on behalf of any Bank pursuant to this Section 4.05(a), such Bank shall provide to the Borrower, within 90 days after the Borrower's request therefor, a written statement executed by an appropriate officer of the Bank stating whether such Bank anticipates making any payment to the Borrower pursuant to the provisions of this Section 4.05(a) and the anticipated timing thereof and briefly summarizing the tax or other considerations involved.

                  (b) If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent or the Euro-Agent, as applicable, and the applicable Banks as soon as practicable after it has made such payment to the applicable authority a receipt issued by such authority or, if no such receipt is available, a statement of the Borrower confirming the payment to such authority of all amounts so required to be deducted or withheld from such payment. The Borrower will indemnify each Bank, the Agent and the Euro-Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Bank, the Agent or the Euro-Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank, the Agent or the Euro-Agent (as the case may be) makes written demand therefor.

                  (c) Prior to the date of the initial Borrowing hereunder in the case of each Bank (and on the date of the Assignment and Acceptance, Commitment and Acceptance or Designation Agreement, as applicable, pursuant to which it became a Bank in the case of each other Bank), and from time to time thereafter if requested by the Borrower, the Agent or the Euro- Agent, each Bank that is organized under the laws of any jurisdiction other than the United States or any political subdi vision thereof agrees to furnish to the Borrower and the Agent, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Bank claims entitlement to complete exemp tion from U.S. federal withholding tax on interest paid by the

Borrower hereunder) and to provide to the Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form shall have expired or is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

                  (d) The Borrower shall not be required to pay any increased amount on account of Taxes pursuant to this Sec tion 4.05 to any Bank, the Agent or the Euro-Agent to the extent such Taxes would not have been payable if (i) such Bank had furnished a form (properly and accurately completed in all material respects by such Bank) which it was otherwise required to furnish in accordance with Section 4.05(c) hereof and (ii) the Borrower fully cooperated with such Bank in the preparation and completion of such form. In the event of any change in applicable law, rule or regulation resulting in liability to the Borrower for withholding taxes, the Agent or any Bank entitled to receive additional amounts pursuant to this Section 4.05 as a result of such change, shall use its reasonable endeavors (consistent with its internal policy and legal or regulatory restrictions) to change its Applicable Lending Office or take any other action if the making of such change or the taking of such other action would avoid the need for, or reduce the amount of, any additional amounts chargeable to the Borrower under this Section 4.05 and would not, in the judgment of the Agent, the Euro-Agent or such Bank, as applicable, be otherwise disad vantageous to the Agent, the Euro-Agent or such Bank.

                  (e) In the event the Borrower becomes obligated to pay additional amounts on account of Taxes to any Bank pursuant to Section 4.05(a), unless such Bank has theretofore taken steps to change, and has changed the circumstances creating the cause for such obligation to pay such additional amounts, the Borrower may designate a Replacement Bank which is reasonably acceptable to the Agent to assume such Bank's Commitment, L/C Facility Commitment, participation in Facility Letters of Credit then outstanding and other obligations hereunder and to purchase such Bank's Notes and other rights hereunder, without recourse to or warranty (other than as to unencumbered ownership) by, or expense to, such Bank for a purchase price equal to the outstanding principal amount of the Advances and Reimbursement Obligations then payable to such Bank plus any accrued but unpaid interest and accrued but unpaid fees with respect thereto. Such purchase shall be effected by the execution and delivery by such Bank and such Replacement Bank of an Assignment and Acceptance, and shall otherwise be made in the manner described in Section 10.08. Upon such purchase and the payment of the additional amounts described above and all other obligations owing to such Bank, such Bank shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Bank would retain hereunder upon termination of this Agreement), and the Replacement Bank shall succeed to the rights and benefits, and shall assume the obligations, of such Bank hereunder. Each Bank agrees to use its best efforts to notify the Borrower as promptly as practicable upon such Bank's becoming aware that circumstances exist which would cause the Borrower to become obligated to pay additional amounts to such Bank pursuant to Section 4.05(a), provided, that the failure by any Bank to give such notice shall not affect the obligations of the Borrower under such Section.

                  SECTION 4.06. Increases in the Facility. (a) At any time prior to the Revolving Credit Termination Date and the L/C Facility Termination Date, the Borrower may request that the Revolving Credit Facility and the L/C Facility be increased; provided that, without the prior written consent of all of the Banks, no such increase shall occur if (i) the aggregate amount of the Commitments and L/C Facility Commitments would, after giving effect to such increase, exceed $500,000,000, (ii) at the time of, and after giving effect to, such increase, the Manpower Credit Rating issued by Moody's is less than A3 and the Manpower Credit Rating issued by S&P is less than A-, (iii) any Event of Default, or event which with the giving of notice or the lapse of time or both would constitute an Event of Default, has occurred and is continuing or would occur as a result of such increase or (iv) any increase in the facilities under this Section 4.06 shall have occurred within the twelve month period immediately preceding the date such increase is proposed to be made.

                  (b) Each request for an increase in the facilities shall be made in a written notice substantially in the form of Exhibit J hereto given to the Agent not less than 30 days prior to the effective date of such increase, which notice (a "Facility Increase Notice") shall specify (i) the aggregate amount of the proposed increase in the Commitments and the L/C Facility Commitments, which shall be an amount that is an integral multiple of $25,000,000 and shall be allocated ratably as between the Revolving Credit Facility and the L/C Facility in the proportion (the "Designated Proportion") that the aggregate amount of the Commitments bears to the aggregate amount of the L/C Facility Commitments immediately prior to giving effect to such increase, (ii) each financial institution that shall have agreed to become a "Bank" party hereto (a "Proposed New Bank") in connection therewith and/or the Banks then parties hereto that shall have agreed to increase their respective Commitments and L/C Facility Commitments hereunder (collectively with the Proposed New Banks, the "Increasing Banks"), (iii) the allocation of Commitments and L/C Facility Commitments among the Increasing Banks, in each case the Commitment and the L/C Facility Commitment of each Increasing Bank being in the Designated Proportion after giving effect to such requested increase, and (iv) the effective date of such increase (an "Increase Date").

                  (c) Prior to the inclusion of any Proposed New Bank in any Facility Increase Notice, the Borrower shall have obtained the consent thereto of the Agent. The aggregate Commitment and L/C Facility Commitment of any Proposed New Bank shall be in a minimum amount of $15,000,000. The Borrower may elect to offer some or all of the Banks the opportunity to participate in the anticipated increase; provided that each such Bank shall have the right but not the obligation to commit to participate in such increase. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment or L/C Facility Commitment hereunder at any time.

                  (d) Upon its receipt of any Facility Increase Request, the Agent shall provide notice thereof to each Bank. On or prior to the applicable Increase Date, the Borrower, the Agent and each Increasing Bank shall have executed and delivered a Commitment and Acceptance, and the Borrower and each Proposed New Bank shall otherwise have executed and delivered such other instruments and documents as may be required under Section 4.05 or that the Agent shall have reasonably requested in connection with such increase, including, without limitation, in the case of the Borrower an A Note made to the order of each Proposed New Bank. Upon satisfaction of the conditions set forth herein, the increases requested in a Facility Increase Request shall become effective on the applicable Increase Date, whereupon each Proposed New Bank shall become and be a party hereto as a Bank and shall have the rights and obligations of a Bank hereunder. The Agent shall maintain a copy of each Commitment and Acceptance delivered to it and record the same in the Register.



                                    ARTICLE V

                              CONDITIONS OF LENDING


                  SECTION 5.01. Conditions Precedent to Initial Advances and Initial Facility Letter of Credit. The obligation of each Bank to make its initial Advance and the obligation of any Issuing Bank to issue the initial Facility Letter of Credit on or after the Effective Date is subject to the conditions precedent that the Agent shall have received on or before the day of the initial Borrowing or the issuance of the initial Facility Letter of Credit (whichever is proposed to first occur) the following, each dated the date hereof, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

                  (i) The A Notes, made by the Borrower to the order of the Banks, respectively;

                  (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying a copy of the resolutions of the Board of Directors of the Borrower approving this Agreement and all documents evidencing other necessary corporate action and govern mental approvals, if any, with respect to this Agreement;

                  (iii) A certificate of the Secretary or an Assis tant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower author ized to sign this Agreement and the other documents to be delivered hereunder;

                  (iv) A favorable opinion of Joel W. Biller, General Counsel of Manpower Inc., as counsel for the Borrower, in substantially the form of Exhibit F hereto;

                  (v) A favorable opinion of Godfrey & Kahn, S.C., special counsel for the Borrower, in substantially the form of Exhibit G hereto;

                  (vi) A favorable opinion of Sidley & Austin, counsel for the Agent and the Euro-Agent, in substantially the form of Exhibit H hereto; and

                  (vii) Evidence that the 1996 Credit Agreement will be terminated on the Effective Date as contemplated in Section 10.07(b).

                  SECTION 5.02. Conditions Precedent to Each A Borrowing. The obligation of each Bank to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing: (a) the following statements shall be true and the Agent shall have received for the account of such Bank a certificate signed by a duly authorized officer of the Borrower as follows:

                  (i) The representations and warranties contained in Section
         6.01 (excluding those contained in subsec tions (e) and (f)(i) thereof) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the applica tion of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (iii) In the event that the Revolving Credit Facility is being used by the Borrower to backstop or otherwise support the issuance by the Borrower or any of its Subsidiaries of commercial paper, the amount by which the aggregate Commitments exceeds the Advances, after giving effect to such A Borrowing and to the application of the proceeds therefrom, is not less than the aggregate face amount of commercial paper of the Borrower and such Subsidiaries then outstanding; and

and (b) the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reason ably request.

                  SECTION 5.03. Conditions Precedent to the Issuance, Increase or Extension of Facility Letters of Credit. The obligation of each Issuing Bank to issue, increase, extend, renew or otherwise modify any Facility Letter of Credit requested under Article III (any such action being an "L/C Issue") shall, in addition to the other terms and provisions of this Agreement, be subject to the following conditions: (a) on the date of such L/C Issue, the following statements shall be true (and the giving of the applicable request therefor by the Borrower, whether in the form of a Letter of Credit Issuance Request, a Letter of Credit Extension Request, a Letter of Credit Amendment Request or otherwise, and the acceptance by the Borrower of the applicable Facility Letter of Credit after giving effect to the L/C Issue in each case shall be deemed to be a representation and warranty by the Borrower that the following statements are true):

                  (i) The representations and warranties contained in Section
         6.01 (excluding those contained in subsections (e) and (f)(i) thereof) are correct on and as of the date of such L/C Issue, before and after giving effect thereto, as though made on and as of such date, and

                  (ii) No event has occurred and is continuing, or would result from such L/C Issue which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

(b) notice (if applicable) shall have been given by the Agent to such Issuing Bank Agent pursuant to Section 3.02(b) stating that the face amount of such Facility Letter of Credit (or, in the case of an amendment increasing the face amount of a Facility Letter of Credit, the amount of such increase) does not exceed the Unused L/C Facility (without giving effect to the applicable L/C Issue) and (c) the Borrower shall have paid in full all fees and expenses then payable to such Issuing Bank and its related Issuing Bank Agent in connection with such L/C Issue and shall have repaid in full all Reimbursement Obligations in respect of drawings made prior to the date of such L/C Issue.

                  SECTION 5.04. Conditions Precedent to Each B Borrow ing. The obligation of each Bank which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Agent shall have received a B Note payable to the order of such Bank for each of the one or more B Advances to be made by such Bank as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (a) The representations and warranties contained in Section
         6.01 (excluding those contained in subsections (e) and (f)(i) thereof) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) No event has occurred and is continuing, or would result from such B Borrowing or from the applica tion of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (c) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Agent and each Bank by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


                  SECTION 6.01. Representation and Warranties of the Borrower. The Borrower represents and warrants to the Banks and the Agent as follows:

                  (a) The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership of its properties requires such quali fication and where failure so to qualify might mate rially adversely affect the financial condition or results of operations of the Borrower and its Sub sidiaries taken as a whole.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly author ized by all necessary corporate action, and do not contravene (i) the Borrower's certificate of incorpora tion or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or any of the Notes.

                  (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and bind ing obligation of the Borrower enforceable against the Borrower in accordance with their terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  (e) The audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1996, and the related statements of income and retained earnings of the Borrower and its Consoli dated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied, and since December 31, 1996, there has been no material adverse change in such condition or operations.

                  (f) There is no pending or threatened action or proceeding affecting the Borrower or any of its Sub sidiaries before any court, governmental agency or arbitrator, (i) which, if adversely determined, may materially adversely affect the financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any of the Notes.

                  (g) United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through December 1992. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate.

                  (h) No events, including, without limitation, any "Reportable Event" or "Prohibited Transactions," as those terms are defined in ERISA, have occurred in connection with any Plan of the Borrower or any of its ERISA Affiliates which might reasonably be expected to constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. All of the Plans of the Borrower and its ERISA Affiliates meet the minimum funding standards of Section 302 of ERISA. Each Foreign Subsidiary (as defined in Section 6.01(i) below) of the Borrower is in compliance in all material respects with all applicable requirements of law with respect to employee benefits, the failure to comply with which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                  (i) (i) The operations of the Borrower and each of its Domestic Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of law; (ii) the operations of each Foreign Subsidiary of the Borrower comply in all material respects with all applicable environmental, health and safety requirements of law, the failure to comply with which would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole; and (iii) prior to the date hereof, the Borrower shall have inspected, and shall have caused each of its Subsidiaries to have inspected, its property owned in fee and, with respect to each building in which asbestos shall have been found, the Borrower shall have caused such building to be in compliance with applicable rules and regulations under local law relating to asbestos containment, maintenance and removal. For purposes of Sections 6.01(i) and (h), the term "Domestic Subsidiary" means a Subsidiary organized under the laws of, or having its principal place of business within, a jurisdiction located in the United States and the term "Foreign Subsidiary" means any other Subsidiary.

                  (j) No proceeds of any Advance will be used to acquire any equity security of a class which is regis tered pursuant to Section 12 of the Securities Exchange Act of 1934 if the Borrower has reason to know that the board of directors of the issuer of such equity secur ity opposes or will oppose such acquisition.

                  (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchas ing or carrying any Margin Stock in a manner that would cause any party hereto to be in violation of any of Regulation G, U, T or X of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the value of the assets subject to any "arrangement" (as such term is used in section 221.2(g)(1) of Regulation U of the Board of Governors of the Federal Reserve System) under this Agreement or the Notes is represented by Margin Stock.

                  (l) Except as set forth on Schedule II hereto, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Plan; each Plan which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Sec tion 401(a) of the Internal Revenue Code as currently in effect and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code; neither the Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides lifetime benefits to retirees; neither the Borrower nor any ERISA Affiliate has breached in any material respect any of the responsibilities, obliga tions or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan; no accumulated funding deficiency (as defined in Sec tion 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Plan; neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken any action which would constitute or may result in a Termination Event with respect to any Plan; neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than with respect to the payment of premiums which are not yet due and payable. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit

         Plan and furnished to the Banks is complete and accurate in all material respects and, except as dis closed on Schedule II hereto, since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B; neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan; neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; neither Manpower Inc. nor any ERISA Affiliate is required to provide security to a Benefit Plan under
         Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability of the plan year.

                  (m) The proceeds of each Advance shall be used exclusively for general corporate purposes, including the repayment of commercial paper of the Borrower or any of its Subsidiaries from time to time outstanding, the making of acquisitions or as otherwise permitted hereunder.

                  (n) The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VII

                            COVENANTS OF THE BORROWER


                  SECTION 7.01. Affirmative Covenants. So long as any Note or Reimbursement Obligation shall remain unpaid or any Bank shall have any Commitment or any L/C Facility Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limita tion, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                  (b)  Reporting Requirements.  Furnish to the
         Banks:

                           (i) as soon as available and in any event within 45
                  days after the end of each of its fiscal quarters, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of income and retained earnings of the Borrower and its Subsidiaries for the twelve-month period then ended;

                           (ii) as soon as available and in any event within 90
                  days after the end of each of its fiscal years, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing Consolidated financial statements for such year and certified in a manner acceptable to the Majority Banks by Arthur Andersen & Co. or other independent public accountants acceptable to the Majority Banks;

                           (iii) simultaneously with the delivery of each set of
                  financial statements referred to in clauses (i) and (ii) above, a certifi cate of the chief financial officer or the chief accounting officer of the Borrower, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 7.01(j) and 7.01(k) hereof, on the date of such financial state ments, (B) stating whether there exists on the date of such certificate any Event of Default or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default and, if there exists any such Event of Default or event, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and (C) setting forth the Manpower Credit Rating as of the date of such financial statements (and, if different, as of the date of such certificate);

                           (iv) as soon as possible and in any event within five
                  days after any of (A) the chief financial officer or the chief accounting officer of the Borrower or (B) the chief financial officer, the chief accounting officer or the director of international finance of the Borrower learns of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                           (v) promptly after the sending or filing thereof,
                  copies of all reports which the Borrower sends to all holders of any class of its securities and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                           (vi) promptly after the filing or receiving thereof,
                  copies of all reports and notices which the Borrower or any of its Subsidiaries or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any of its Subsidiaries or any ERISA Affiliate receives from such entities;

                           (vii) promptly following any change in any credit
                  rating (whether publicly announced or shadow) by either S&P or Moody's in respect of any debt of the Borrower, notice thereof; and

                           (viii) such other information respecting the
                  condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

                  (c) Corporate Existence. Subject to Section 7.02(c), preserve and keep, and will cause each of its Subsidiaries to preserve and keep, its corporate exist ence, rights, franchises and licenses in full force and effect; provided, however, that the Borrower may termi nate the corporate existence of any of its Subsidiaries, or permit the termination or abandonment of any right, franchise or license if, in the good faith judgment of the appropriate officer or officers of the Borrower, such termination or abandonment is not disadvantageous to the Borrower and is not materially disadvantageous to the Banks.

                  (d) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar businesses and similarly situated.

                  (e) Properties. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties necessary (in the Borrower's best business judgment) for the proper conduct of its busi ness in good working order and condition, ordinary wear and tear excepted.

                  (f) Business. Without prohibiting the Borrower from making acquisitions or divestitures permitted under Section 7.02(c), remain in the same businesses, similar businesses or other manufacturing or service businesses reasonably related thereto, taken as a whole, as are carried on at the date of this Agreement.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each of its Subsidiaries in accordance with GAAP consistently applied.

                  (h) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the proper ties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors.

                  (i) Material Contracts. Perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it. For this purpose, the term "Material Contract" means each contract to which the Borrower or any of its Subsidiaries is a party that involves consideration payable by the Borrower or any of its Subsidiaries of $10,000,000 or more in any one case or an aggregate amount of $25,000,000 or more.

                  (j) Maintenance of Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA to Consolidated

         Interest Expense as of the end of each fiscal quarter, in respect of the four-quarter period then ended, of not less than 3.00 to 1.

                  (k) Maintenance of Debt-to-Capitalization Ratio. Maintain a Debt-to-Capitalization Ratio as of the end of each fiscal quarter of not greater than 0.55 to 1.

                  (l) Use of the Revolving Credit Facility. In the event that the Revolving Credit Facility is being used by the Borrower at any time to backstop the issuance by the Borrower or any of its Subsidiaries of commercial paper, the Borrower shall at all times cause the amount by which the aggregate Commitments hereunder exceeds the Advances to be an amount that is not less than the aggregate face amount of commercial paper of the Borrower and such Subsidiaries outstanding at such time.

                   SECTION 7.02. Negative Covenants. So long as any Note or Reimbursement Obligation shall remain unpaid or any Bank shall have any Commitment or any L/C Facility Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrange ment, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                           (i) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                           (ii) Statutory liens of landlords and liens of
                  carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

                           (iii) Liens (other than any lien imposed by ERISA)
                  incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obli gations for the payment of borrowed money);

                           (iv) Easements, rights-of-way, restrictions and other
                  similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                           (v) Liens existing on any property prior to the
                  acquisition thereof, or prior to the acquisition of the entity which owns such property, by the Borrower or any of its Subsidiaries, in each case which lien was not created in contemplation of such acquisition;

                           (vi) (A) Purchase money liens or purchase money
                  security interests upon or in any property acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (B) liens consisting of the interests of lessors under Capitalized Leases and (C) liens not otherwise described above in this
                  Section 7.02(a); provided, that the aggregate capitalized amount of Debt incurred pursuant to such Capitalized Leases, plus the aggregate principal amount of the indebtedness or other obligations secured by any of the liens described in this clause (vi) (or, if greater, the book value of the assets that are subject to such liens) shall not exceed $20,000,000 at any time outstanding; and

                           (vii) Liens created in favor of the Agent, for the
                  benefit of the Banks and the Issuing Banks, as security for the obligations of the Borrower under or in connection with this Agreement, including, without limitation, Liens created in the manner contemplated in Section 7.02(e) or Article VIII.

                  (b) Subsidiary Debt. At any time, permit its Subsidiaries to incur or maintain Debt in an aggregate principal amount outstanding at any time greater than $50,000,000, other than Debt of the type permitted under Section 7.02(e)(vi) or (vii).

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of trans actions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, or permit any of its Subsidiaries to do so, except that:

                           (i) the Borrower or any Subsidiary of the Borrower
                  may, in the ordinary course of its business, acquire all or any portion of the stock of any Person conducting business primarily in the temporary help industry or acquire all or substantially all of the assets used in the conduct by any Person of a temporary help business (and assume the liabilities related to such assets); provided, that the aggregate purchase price for such acquisitions, together with any liabilities assumed by the Borrower or such Subsidiary in connection therewith, shall not exceed $90,000,000 during any calendar year; and

                           (ii) any Subsidiary of the Borrower or the Borrower
                  may merge into or consolidate with, or transfer assets to or acquire the assets of any other Subsidiary of the Borrower or the Borrower; provided, that in the case of any such transaction to which the Borrower is a party, the Borrower shall be the surviving corporation.

         provided that, in each such case, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall exist.

                  (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any material portion of its assets, including (without limitation) assets constituting any investment in any Subsidiary thereof or substantially all of the assets constituting the business of any division, branch or other unit operation thereof, except (i) in a transaction or a series of related transactions where the aggregate amount of the fair market value of all assets of the Borrower and its Subsidiaries sold, leased, assigned, transferred or otherwise disposed of in such transaction or transac tions (as such fair market value is determined by the Board of Directors of the Borrower at the time of such transaction or transactions) does not exceed 15% of the Borrower's Consolidated Tangible Assets, and the consideration received by the Borrower or any of its Subsidiaries in each such transaction shall constitute fair market value, or (ii) in connection with a transaction permitted by Section 7.02(c). In no event shall the Borrower or any Subsidiary of the Borrower sell, assign or otherwise dispose of all or any material portion of its accounts receivable.

                  (e) Investments in Other Persons. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person, other than to the Borrower or (subject to clauses (vi) and (vii) below) any of its Subsidiaries, except in the ordinary course of its business as presently conducted, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, any Person other than a wholly-owned (except for qualifying shares that may be required to be owned by other Persons under applicable law) Subsidiary of the Borrower; provided, however, that nothing in this subsection shall prevent the Borrower or any Subsidiary of the Borrower from:

                           (i) purchasing readily marketable direct obligations
                  of the United States of America, or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within three years from the date of purchase thereof;

                           (ii) purchasing certificates of deposit and
                  Eurodollar time deposits issued by any Bank or by commercial banks of the United States of America with a net worth of not less than $100,000,000;

                           (iii) investing up to $100,000 in certificates of
                  deposit issued by any FDIC insured bank or FSLIC insured savings and loan institution which does not meet the net worth limitation set forth in clause (ii) above;

                           (iv) purchasing the stock of any Person in
                  connection with a transaction permitted by
                  Section 7.02(c) above;

                           (v) entering into repurchase agreements with primary
                  dealers, any Bank or commercial banks of the United States of America with a net worth of not less than $100,000,000, provided that such repurchase agreements are fully collateralized by obligations of or guaranteed by the United States or any agency thereof;

                           (vi) extending loans or other financial
                  accommodations to any of Manpower International Inc., Manpower Incorporated of New York, Manpower of Texas Limited Partnership, Manpower of Indiana Limited Partnership, Manpower France S.A.R.L.,

                  Manpower GmbH Salespower, Manpower Japan Co., Ltd. or Manpower PLC or their successors (collectively, the "Designated Affiliates");

                           (vii) extending loans or other financial
                  accommodations to any Subsidiary of the Borrower other than a Designated Affiliate; provided, that the aggregate outstanding amount of all loans and other financial accommodations extended to such Subsidiaries may not at any time exceed $50,000,000;

                           (viii) extending loans or other financial
                  accommodations to any Person other than a Designated Affiliate or a Subsidiary of the Borrower, in which Person the Borrower directly or indirectly holds not less than 10% of the ordinary voting power through its ownership of common stock or similar ownership interests therein (each such Person being an "Other Affiliate"); provided, that the aggregate outstanding amount of all loans and other financial accommodations extended to Other Affiliates shall not at any time exceed $3,000,000;

                           (ix) purchasing prime commercial paper that either
                  (A) is rated A-1 (or better) by S&P and P-1 by Moody's or (B) is unrated commercial paper that has a term not to exceed 90 days and is issued by a unit of M&I Marshall & Ilsley Bank, Firstar Bank Milwaukee, N.A. or Bank One, Milwaukee, NA as agent for a corporation having its chief executive office (or other significant presence) in the State of Wisconsin;

                           (x) in the case of any Subsidiary of the Borrower
                  which is incorporated in a country (the "Domicile Country") other than the United States of America, such Subsidiary (i) investing in certificates of deposit (or comparable instruments) issued by a commercial bank located in its Domicile Country and having a net worth that is the equivalent of $100,000,000 (United States dollars), or (ii) purchasing readily marketable direct obligations of the government of its Domicile Country or any agency thereof, or obligations guaranteed by such government or agency (collectively, "Country Obligations"), in each case such certificate of deposit or Country Obligation being denominated in the currency of such Domicile Country and maturing within one year from the date of purchase thereof; provided that any Subsidiary incorporated in France, Germany, Norway or the United Kingdom may purchase Country

                  Obligations of its Domicile Country that mature up to three years after the date of purchase thereof if, after giving effect to such purchase, the aggregate outstanding investment by the Borrower and its Subsidiaries in the Country Obligations of France, Germany, Norway and the United Kingdom and having a maturity date of more than one year from the date of purchase thereof does not exceed an amount equal to (x) $5,000,000 in the case of any such country of (y) $20,000,000 in the case of all such countries; and

                           (xi) extending personal loans or advances to
                  employees of the Borrower or employees of any of its Subsidiaries in the ordinary course of business; provided that the aggregate principal amount of all such employee loans and advances shall not at any time exceed an amount equal to $3,000,000;

         provided, that in the case of each of the transactions described in clauses (iv), (vi), (vii) and (viii) above, immediately prior to and immediately after giving effect to such transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall exist. In any determination of the aggregate outstanding amount of loans and other financial accommodations extended to any Person at any time for purposes of clause (vi), (vii) or (viii) above, the undrawn face amount of, and the Reimbursement Obligations in connection with, any Facility Letter of Credit issued for the benefit of any such Person shall be included. A Facility Letter of Credit shall be deemed to have been issued for the benefit of a Designated Affiliate, a Subsidiary of the Borrower or an Other Affiliate of the Borrower if it names such Person as the beneficiary thereunder, or names any other Person as beneficiary thereunder to further a business objective or other purpose of such Designated Affiliate, Subsidiary or Other Affiliate.

                  (f) Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Assume, guarantee, endorse or other wise become directly or contingently liable, or permit any of its Subsidiaries to assume, guarantee, endorse, or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any obligations or indebtedness of any Person or entity other than the Borrower or any Subsidiary of the Borrower, except (i) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) until December 1, 1998, the indemnities contemplated in Section 8 (without regard to Section 8(f) thereof) of that certain Purchase Agreement dated as of October 1, 1992, by and between the Borrower, Manpower International Inc. (which has subsequently merged into the Borrower), Lazard Freres & Co., and Morgan Stanley & Co., a copy of which section is set forth on Schedule III herein, and without giving effect to any amendments therein after November 22, 1994, and (iii) guaranties or similar obligations (other than the obligations described in clause (i) or (ii) above) in an aggregate amount not to exceed $80,000,000 at any time outstanding.

                  (g) Subsidiaries Not Permitted to Restrict Certain of their Rights. At any time, become, or permit any of its Subsidiaries to become, subject to any document, instrument, agreement, charter, by-laws, cooperative association, consensual decree or other contractual or constitutional arrangement that has the effect (either alone or together with any other contractual or constitutional arrangements) of in any manner impairing, limiting, restricting or delaying the ability of any of its Subsidiaries to:

                           (i) make or declare, in accordance with applicable
                  law, dividends or other distributions of assets, properties, cash, rights, obligations or secur ities on account of any shares of any class of capital stock of such Subsidiary,

                           (ii) purchase, redeem or otherwise acquire for value,
                  in accordance with applicable law, any shares of any class of capital stock of such Subsidiary or any warrants, rights or options to acquire any such shares,

                           (iii) make any loan, advance or other financial
                  accommodation of any type to the Borrower or to any other Subsidiary of the Borrower, or

                           (iv) incur or maintain Debt (in an aggregate amount
                  with respect to all Subsidiaries) of up to $60,000,000 outstanding at any time.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT


                  SECTION 8.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal, Reimbursement Obligation or any fees when due under this Agreement, or the Borrower shall fail to pay any interest within three Business Days after the date such interest shall have become due under this Agreement; or

                  (b) Any written representation or warranty made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 7.01(b)(iv), 7.01(d), 7.01(j), 7.01(k), or 7.02 or (ii) any other term, covenant or agreement contained in this Agreement, on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Bank; or

                  (d)(i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (excluding Debt which as to it constitutes "Guarantee Debt" as defined below and excluding Debt created by Advances or constituting Reimbursement Obligations under this Agreement) (such non-excluded Debt being "Other Debt") which is outstanding in a principal amount of at least $25,000,000 in the aggregate of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Other Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Other Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or permit the acceleration of the maturity of such Other Debt; or any Other Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, whether by acceleration or otherwise; or

                  (ii) In the case of any Debt (the "Guarantee Debt") existing by reason of a Guarantee issued by the Borrower or any of its Subsidiaries in respect of the indebtedness or obligations (the "Primary Obligation") of any other Person (the "Primary Obligor"), the Primary Obligor shall fail to pay any principal of, premium or interest on, or other amount payable on or in connection with the Primary Obligation which is outstanding in a principal or other amount of at least $10,000,000 in the aggregate when the same becomes due or declared payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Primary Obligation, and demand for such payment shall be made under the Guarantee Debt; or any other event shall occur or condition exist under any agreement or instrument relating to any such Primary Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Primary Obligation; or any such Primary Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorga nization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any of its Subsidiaries shall take any corporate action to author ize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and (i) enforc ement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Termination Event with respect to a Plan shall have occurred and be continuing 30 days after notice thereof shall have been given to the Borrower by the Agent, and the then current value of such Plan's benefits guaranteed under Title IV of ERISA exceeds then current value of such Plan's assets allocable to such benefits by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer or the withdrawal from a Multiemployer Plan, the withdrawing employer's pro portionate share of such excess amount or such withdrawal liability); or

                  (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks by notice to the Borrower, declare the outstanding Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the outstanding Advances, all such interest and all such amounts shall become and be forthwith due and payable, without present ment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) shall at the request, or may with the consent, of either Issuing Bank (or its related Issuing Bank Agent) or the Majority Banks, by notice to the Borrower, declare the obligation of such Issuing Bank to issue Facility Letters of Credit to be terminated, whereupon the same shall forthwith terminate; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances shall automatically be terminated, (B) the obligation of each Issuing Bank to issue Facility Letters of Credit shall automatically be terminated and (C) the outstanding Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 8.02. The Cash Collateral Account. (a) If any Event of Default shall have occurred and be continuing, the Agent shall at the request, or may with the consent, of either the Majority Banks or the Issuing Bank Agents, make demand upon the Borrower to, and forthwith upon such demand the Borrower shall, pay to the Agent in immediately available funds at the Agent's office described in Section 10.03 below, for deposit in a special non-interest bearing cash collateral account (the "Cash Collateral Account") to be maintained at such office of the Agent, an amount equal to the maximum amount then available to be drawn under the Facility Letters of Credit (or such lesser amount as may be demanded by the Agent in its sole discretion). The Cash Collateral Account shall be in the name of the Borrower (as a cash collateral account), but under the sole dominion and control of the Agent and subject to the terms of this Agreement.

                  (b) If requested by the Borrower and subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided below, the Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in such Eligible Securities as the Borrower may select and notify to the Agent. Such proceeds, interest or income which are not so invested or reinvested in Eligible Securities shall, except as otherwise provided in this Section 8.02, be deposited and held by the Agent in the Cash Collateral Account. Neither the Agent nor any Bank shall be liable to the Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested, pursuant to this Section 8.02(b), at the direction of the Borrower. "Eligible Securities" means (i) United States Treasury bills with a remaining maturity not in excess of 180 days, (ii) negotiable certificates of deposit, or time deposits or bankers acceptances, of any Bank or of any prime United States commercial bank with a remaining maturity not in excess of 90 days, which commercial bank shall have capital and surplus of at least $100,000,000 in the aggregate at all times and a debt rating of at least A from S&P and at least A2 from Moody's at all times, and (iii) such other instruments (within the meaning of Article 9 of the Code) as the Borrower may request in writing and the Agent may approve. Eligible Securities from time to time purchased and held pursuant to this Section 8.02(b) shall be referred to as "Collateral Securities" and shall, for purposes of this Agreement, constitute part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

                  (c) If at any time the Agent or any Issuing Bank Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than the Agent or that the total amount of such funds is less than the maximum amount at such time available to be drawn under the Facility Letters of Credit, the Borrower will, forthwith upon demand by the Agent or such Issuing Bank Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (i) such maximum amount at such time available to be drawn under the Facility Letters of Credit over (ii) the total amount of funds, if any, then held in the Cash Collateral Account which the Agent determines to be free and clear of any such right and claim.

                  (d) The Borrower hereby pledges, and grants to the Agent, for the benefit of the Banks and the Issuing Banks, a security interest in, all funds held in the Cash Collateral Account (including Collateral Securities) from time to time and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Issuing Banks, the Issuing Bank Agents, the Banks and the Agent under this Agreement. Nothing in this Section 8.02, however, shall obligate the Agent to take any action which the Agent determines may expose the Agent to personal liability or which is contrary to this Agreement or applicable law.

                  (e) The Agent may, at any time or from time to time after funds are either deposited in the Cash Collateral Account or invested in Collateral Securities, after selling, if necessary, any Collateral Securities, apply funds then held in the Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect (but in any event ratably as among the Banks, after reimbursement of the Agent's costs and expenses), as shall have become or shall become due and payable by the Borrower to the Banks or the Agent under this Agreement and whether or not such amount payable is in respect of a drawing made under a Facility Letter of Credit, principal or interest on any Advance made hereunder or any fees or expenses payable under or in connection with this Agreement. The Borrower agrees that, to the extent notice of sale of any Collateral Securities shall be required by law, at least five (5) Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (f) Neither the Borrower nor any Person or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except as otherwise provided in
Section 8.02(g) below and except that upon the latest to occur of (i) the expiration or termination of all of the Facility Letters of Credit in accordance with their respective terms, (ii) the payment of all amounts payable by the Borrower to the Banks and the Agent under this Agreement and the Notes, and (iii) the termination of this Agreement, any funds remaining in the Cash Collateral Account, shall be returned by the Agent to the Borrower or paid to whoever may be legally entitled thereto.

                  (g) So long as no Event of Default shall have occurred and be continuing, the Agent will release to the Borrower or at its order, at the written request of the Borrower, funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of (i) the total amount of funds held in the Cash Collateral Account over (ii) the maximum amount then available to be drawn under the Facility Letters of Credit.

                  (h) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other encumbrance upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Section 8.02.

                  (i) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.


                                   ARTICLE IX

                          THE AGENT AND THE EURO-AGENT


                  SECTION 9.01. Authorization and Action. Each Bank and Issuing Bank hereby appoints and authorizes the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances or the Reimbursement Obligations), neither the Agent nor the Euro-Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and Issuing Banks; provided, however, that neither the Agent nor the Euro-Agent shall be required to take any action which exposes the Agent or the Euro-Agent to personal liability or which is contrary to this Agreement or applicable law. Each of the Agent and the Euro-Agent agrees to give to each Bank prompt notice of each written notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 9.02. Agent's and Euro-Agent's Reliance, Etc. Neither the Agent, the Euro-Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Agent and the Euro-Agent: (i) may treat the payee of any Advance as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 9.03. Citibank and Affiliates. With respect to its Commitment, L/C Facility Commitment, participation in Facility Letters of Credit and the Advances made by it, Citibank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any of its Subsidiaries all as if Citibank were not the Agent and Citibank International plc were not the Euro-Agent and without any duty to account therefor to the Banks.

                  SECTION 9.04. Bank Credit Decision. Each Bank and Issuing Bank acknowledges that it has, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on the financial statements referred to in Section 6.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, the Euro-Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 9.05. Indemnification. The Banks agree to indemnify the Agent and the Euro-Agent (to the extent not reimbursed by the Borrower), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Euro-Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or the Euro-Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Euro-Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent or the Euro-Agent, as applicable promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administra tion, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent and the Euro-Agent are not reim bursed for such expenses by the Borrower.

                  SECTION 9.06. Successor Agent. Either or both of the Agent or the Euro-Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint one of the Banks as the successor Agent and such Bank or an affiliate of such Bank as the successor Euro- Agent. If no successor Agent or Euro-Agent, as applicable, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's or retiring Euro-Agent's giving of notice of resignation or the Majority Banks' removal of the retiring agent, then the retiring Agent or retiring Euro-Agent may, on behalf of the Banks, appoint one of the Banks as the successor Agent or successor Euro-Agent. If none of the Banks will accept such an appointment, the retiring Agent may, on behalf of the Banks, appoint a successor Agent or successor Euro-Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent or Euro-Agent hereunder by a successor Agent or Euro-Agent, such successor Agent or Euro-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Euro-Agent, as applicable, and the retiring Agent or Euro-Agent, as applicable, shall be discharged from its duties and obligations under this Agreement. The successor Agent or Euro-Agent shall immediately notify the Borrower of such appointment. After any retiring Agent's or retiring Euro-Agent's resignation or removal hereunder as Agent or Euro-Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Euro-Agent under this Agreement.

                  SECTION 9.07. Designation of Collateral Agents. The Agent may, from time to time, designate one or more of the Banks to serve as collateral agent (each, a "Collateral Agent") for all of the Banks and Issuing Banks in respect of this Agreement and, in that connection, to accept from the Borrower and hold in pledge certain collateral for the benefit of the Banks and the Issuing Banks including, without limitation, pledges of promissory notes or other instruments of the type contemplated under clauses (vi), (vii) and (viii) of Section 7.02(e). Any such designation shall be effected in accordance with documentation ("Collateral Documents") satisfactory to the Agent and such Collateral Agent and, to the extent the Borrower shall be party thereto, the Borrower. Neither the Agent nor any Collateral Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Collateral Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Collateral Agent, in connection with any collateral arrangement:
(i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Bank and shall not be respon sible to any Bank for any statements, warranties or representa tions made in or in connection with the collateral then pledged or to be pledged under such collateral arrangement; (iii) shall not have any duty to ascertain or to inquire as to the perfor mance or observance of any of the terms, covenants or conditions of the Collateral Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral Document or any other instrument or document furnished pursuant thereto; (v) shall incur no liability under or in respect of any Collateral Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties and (vi) shall have no responsibility to undertake perfection of any security interest granted to the Banks by the Borrower other than the taking of possession of any assets pledged to the Collateral Agent under such collateral arrangement and shall not have any responsibility to ensure the priority of any such security interest.

                  SECTION 9.08. Issuing Bank Agent. Each Issuing Bank hereby appoints and authorizes its designated Issuing Bank Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Issuing Bank Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Bank and the Agent (i) may at all times assume that an Issuing Bank Agent is and remains duly appointed and authorized to act on behalf of its related Issuing Bank, and (ii) shall be entitled to rely on any notice, consent, certificate or other advice by such Issuing Bank Agent on behalf of itself or its related Issuing Bank, in each case until such time as the Agent receives written notice from the applicable Issuing Bank that such Issuing Bank Agent has resigned or been removed and that a replacement Issuing Bank Agent (which may be such Issuing Bank itself) has been appointed and authorized to act as the "Issuing Bank Agent" hereunder by such Issuing Bank. Each Issuing Bank agrees to provide the Agent not less than 10 Business Days' (or such lesser period of time as shall be acceptable to the Agent under the circumstances) notice of any replacement of its related Issuing Bank Agent. The Agent shall promptly advise each Bank of any notice it receives relating to the replacement of any Issuing Bank Agent.

                  SECTION 9.09. Borrower's Reliance. The Borrower (i) may at all times assume that the Agent, the Euro-Agent and the Issuing Bank Agents are and remain duly appointed and authorized to act in their respective capacities hereunder, and (ii) shall be entitled to rely on any notice, consent, certificate or other advice by the Agent, the Euro-Agent, or any Issuing Bank Agent on behalf of itself or its respective principal, in each case until such time as the Agent delivers written notice to the Borrower that the Agent, the Euro-Agent or such Issuing Bank Agent has resigned or been removed and that a replacement agent has been appointed and authorized to act in the capacity of the agent that has been removed.

                                    ARTICLE X

                                  MISCELLANEOUS


                  SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks (other than Designated Bidders), do any of the following: (i) waive any of the conditions specified in Section 5.01, 5.02, 5.03 or 5.04, (ii) increase the Commitment or L/C Facility Commitment of any Bank, or subject the Banks to any additional obligations,
(iii) except as provided in Section 4.06, increase the aggregate Commitment or Aggregate L/C Facility Commitment, (iv) reduce the principal of, or interest on, the Advances or the Reimbursement Obligations or any fees or other amounts payable hereunder, (v) other than as contemplated in Section 10.02, postpone the Revolving Credit Termination Date or the L/C Facility Termination Date or any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (vi) change the percentage of the Commitments or L/C Facility Commitments or of the aggregate unpaid principal amount of the Advances or the Reimbursement Obligations, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (vii) amend the definition of "Majority Banks", this Section 10.01 or Section 10.06; and provided, further, that (a) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement, (b) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Banks required above to take such action, affect the rights, commitment or other obligations of such Issuing Bank under this Agreement and (c) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank Agent in addition to the Persons required above to take such action, affect the rights, commitment or other obligations of its related Issuing Bank Agent under this Agreement (d) no amendment, waiver or consent shall, unless in writing and signed by the applicable Designated Bidder in addition to the other Persons required hereunder to take such action, reduce the principal of, or interest on, or otherwise modify any of the terms of any B Note held by such Designated Bidder, and (e) if the Commitments shall have been terminated, the A Notes shall have been repaid in full and no Facility Letters of Credit shall then be outstanding, then the term "all the Banks" as used in the foregoing proviso shall mean all of the Banks then holding B Notes.

                  SECTION 10.02. Extensions of the Commitments. (a) The Borrower may, by written notice (an "Extension Request") substantially in the form of Exhibit D hereto given to the Agent not less than 60 days (and not earlier than 90 days) prior to May 15 of any year during the term of this Agreement (each, a "Reference Date"), request that the Revolving Credit Termination Date and the L/C Facility Termination Date then in effect be extended for an additional one-year period. The Agent shall promptly advise each Bank of its receipt of any Extension Request. Each Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent and the Borrower by not later than the date (the "Acceptance Deadline Date") that is 30 days prior to the applicable Reference Date. Failure on the part of any Bank to respond to an Extension Request shall be deemed to be a denial of such request by such Bank. If all of the Banks at the time of the issuance of any Extension Request shall consent in writing to the requested extension, such request shall be granted. The Agent shall promptly (and in any event by no later than the close of business on the applicable Acceptance Deadline Date) notify the Borrower in writing as to whether the requested extension has been granted (such written notice being an "Extension Confirmation Notice"), and shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank. Each permitted extension shall become effective on the applicable Reference Date. Each Extension Confirmation Notice shall, if applicable, specify therein the new Revolving Credit Termination Date and L/C Facility Termination Date.

                  (b) The failure of the Borrower to issue an Extension Request prior to the first Reference Date shall not operate as a waiver of the Borrower's right to issue an Extension Request prior to any subsequent Reference Date; provided, that no extension granted under this Section 10.02 at any one time shall exceed a period of one year.

                  (c) Each Extension Request shall contemplate the extension both of the Revolving Credit Termination Date and the L/C Facility Termination Date. Notwithstanding any agreement of the Banks to extend the Revolving Credit Termination Date or the L/C Facility Termination Date as provided herein, no Issuing Bank or Issuing Bank Agent shall have any obligation to continue in such respective capacity under this Agreement without its prior written consent thereto.

                  SECTION 10.03. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:

                  (a)      if to the Borrower, at its address at:

                                    5301 North Ironwood Road
                                    Milwaukee, Wisconsin 53217
                                    Attention: Michael J. Van Handel;

                  (b) if to any Bank, at its Domestic Lending Office specified opposite its name on
                                    Schedule I hereto;

                  (c)      if to the Agent, at its address at:

                                    Suite 200
                                    Two Penns Way
                                    New Castle, Delaware  19720
                                    Attention:  Jackie Lai
                                    Bank Loan Syndications
                                    Telephone No. 302-894-6022
                                    Telecopier No. 302-894-6120

                           with a copy to:

                                    Citicorp North America, Inc.
                                    200 S. Wacker Drive
                                    Chicago, Illinois 60606
                                    Attention: Manpower Relationship Manager;

                  (d)      if to the Euro-Agent, at its address at:

                                    Riverdale House
                                    68 Molesworth Street
                                    Lewisham SE13 7EU, England
                                    Attention: Kenneth Purchase, Loans Agency
                                    Telecopier No. 081-852-7007
                                    Telex No. 299831 CIBLA;

                  (e) if to the Issuing Bank Agent in respect of the initial Issuing Bank, at its address at:

                                    Credit Lyonnais Chicago Branch
                                    227 West Monroe, 38th Floor
                                    Chicago, Illinois 60606
                                    Attention: Manpower Relationship Manager;
                                    and Telecopier No. 312-641-0527

                  (f) if to the initial Issuing Bank, in care of its Issuing Bank Agent at the address set forth above,

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, telecopied and confirmed by return telecopy, telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent or the Euro-Agent pursuant to Article II, III, or IX shall not be effective until received by the Agent or Euro-Agent, as applicable, and, if applicable, the appropriate Issuing Bank Agent.

                  SECTION 10.04. No Waiver; Remedies. No failure on the part of any Bank, any Issuing Bank, any Issuing Bank Agent, the Agent or the Euro-Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.05. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand all costs and expenses in con nection with the preparation, execution, delivery, administra tion, syndication, modification and amendment of this Agreement, the Notes, each Facility Letter of Credit and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel and other advisors for Citicorp Securities, Inc., the Agent and the Euro-Agent with respect thereto and with respect to advising the Agent and the Euro-Agent as to its rights and responsibilities under this Agreement, and all costs and expenses of the Agent, the Euro-Agent and the Banks, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Agent, the Euro-Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  (b) If any payment of principal of any Eurocurrency Advance is made other than on the last day of the Interest Period for such Advance or any payment of principal of any B Advance is made other than on the maturity date originally scheduled therefor, in either case as a result of a prepayment thereon pursuant to Section 2.09, the acceleration of the maturity of the Advances pursuant to Section 8.01 or for any other reason, or if any Eurocurrency Advance is Converted to a Base Rate Advance pursuant to Section 2.10(b), then the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent and the Euro-Agent), pay to the Agent (or, if so directed, the Euro- Agent) for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

                  SECTION 10.06. Right of Set-off. Upon (i) the occur rence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 8.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Sec tion 8.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebt edness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Advances and the Reimbursement Obligations owed to such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 10.07. Binding Effect. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, the Euro-Agent, the initial Issuing Bank and its Issuing Bank Agent, and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Euro-Agent, each Issuing Bank and each Issuing Bank Agent and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                  (b) The Borrower and each of the 1996 Banks hereby agree that on the Effective Date, as among the Borrower and the 1996 Banks, the 1996 Credit Agreement shall be terminated and superseded by this Agreement, and the Borrower shall take all actions necessary in respect of the other parties to the 1996 Credit Agreement to cause the 1996 Credit Agreement to be terminated on and as of the Effective Date. In that regard, the Borrower and each of the 1996 Banks acknowledge and agree that, on the Effective Date:

                           (i) the "Commitments" and the "L/C Facility
         Commitments" under and as defined in the 1996 Credit Agreement shall reduce to zero, all participation interests in "Facility Letters of Credit" under Section 3.06(a) of the 1996 Credit Agreement shall terminate, all facility fees under the 1996 Credit Agreement shall cease to accrue, the

         1996 Credit Agreement shall terminate, and neither the 1996 Banks nor any of the "Agent", "Co-Agent", "Euro-Agent" or "Issuing Bank Agent" thereunder shall have any continuing obligations thereunder;

                           (ii) each "A Advance" and "B Advance" outstanding under the 1996 Credit Agreement shall be immediately due and payable in full and shall be paid by the Borrower;

                           (iii) each "Facility Letter of Credit" issued under the 1996 Credit Agreement shall become and be a Facility Letter of Credit hereunder, such Facility Letter of Credit having the same terms as the corresponding "Facility Letter of Credit" under the 1996 Credit Agreement; provided that at all times from and after the effectiveness of this Agreement the "L/C Issuance Fee" thereon shall accrue at the applicable rate set forth in Section 3.08 hereof; and

                           (iv) all accrued and unpaid interest, facility fees, agency fees and other amounts payable by the Borrower to the "Banks" and the "Agent" under the 1996 Credit Agreement shall become and be immediately due and payable by the Borrower.

To the extent the 1996 Credit Agreement requires any other time or place for the giving of notice in respect of such reduction or termination, such requirement is hereby waived by the Banks parties hereto that are 1996 Banks. Notwithstanding the foregoing, nothing contained herein shall amend, waive or otherwise modify any right of any party to the 1996 Credit Agreement which right is stated therein to survive the termination of the 1996 Credit Agreement.

                  (c) On the Effective Date, and the repayment of the Borrower's obligations under the 1996 Credit Agreement, each "A Note" and "B Note" (each a "1996 Note") issued by the Borrower under the 1996 Credit Agreement shall be deemed terminated and cancelled. Each 1996 Bank shall cause the 1996 Notes issued to it to be surrendered to the Borrower or otherwise destroyed; provided that failure on the part of any 1996 Bank to so surrender or destroy its 1996 Notes shall not give rise to any continuing liability on the part of the Borrower under any such 1996 Note.

                  SECTION 10.08. Assignments and Participations. (a) Each Bank (other than a Designated Bidder) may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, its L/C Facility Commitment and the A Advances and Reimbursement Obligations owing to
it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations (other than in respect of any B Notes or B Advances then held by such Bank) so assigned and shall contemplate a fixed percentage assumption of each of the assigning Bank's Commitment, A Advances, L/C Facility Commitment and participation in Facility Letters of Credit then outstanding, (ii) except for assignments by one Bank to another Bank, the aggregate amount of the Commitment and the L/C Facility Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and, if in excess of $10,000,000, shall be in an integral multiple of $1,000,000; provided that a Bank may, in a single transaction, assign the then remaining amount of such assigning Bank's Commitment and L/C Facility Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) in the case of any proposed assignment to a Person that is not a Bank or an affiliate of a Bank, each of the Borrower and the Agent shall have consented to such assignment (which consent in each case shall not be unreasonably withheld or delayed) and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and shall deliver to the Agent the A Note or A Notes that are subject to such assignment together with a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two (2) Business Days after the execution thereof or such earlier date as the Agent shall permit, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank hereunder and (y) the Bank assignor shall, to the extent that rights and obligations here under have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obli gations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee there under confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any state ments, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agree ment or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the finan cial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this

Agreement, together with copies of the financial statements referred to in
Section 6.01 and such other documents and informa tion as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee con firms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Euro-Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms, all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Agent shall maintain at its address referred to in
Section 10.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recorda tion of the names and addresses of the Banks and the Commitment of, the L/C Facility Commitment of, and principal amount of the Advances and Reimbursement Obligations owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Euro-Agent, each Issuing Bank and each Issuing Bank Agent and each Bank may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be avail able for inspection by the Borrower, any Issuing Bank, any Issuing Bank Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is substantially the form of Exhibit E hereto, and otherwise satisfies the requirements of Section 10.08(a), (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new A Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new A Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assign-ment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (e) Each Bank may assign to one or more banks or other entities any B Note or B Notes held by it.

                  (f) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of the Advances owing to it; provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commit ment and its L/C Facility Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Issuing Banks, the Issuing Bank Agents, the Agent, the Euro-Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

                  (g) Notwithstanding any other provisions set forth in this Agreement, any Bank at any time may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal of and/or interest on the Advances) under this Agreement to any Federal Reserve Bank without notice to or consent of the Borrower, the Agent, the Euro-Agent, the Issuing Banks, the Issuing Bank Agents or any other Bank.

                  (h) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure of non-public infor mation, such Bank shall have obtained the Borrower's consent (which consent shall not be unreasonably withheld) and the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

                  SECTION 10.09. Designated Bidders. Each Bank may assign to one or more banks or other entities any B Note or B Notes held by it. In addition, each Bank (other than a Designated Bidder) may grant to one or more banks or other entities the right to bid for and to make B Advances as a Bank pursuant to
Section 2.03; provided, however, that (i) no such Bank shall be entitled to make more than three such designations, (ii) each such Bank making one or more such designations shall retain the right to make B Advances as a Bank pursuant to
Section 2.03, (iii) each such designation shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and (iv) the parties to each such designation shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with the right to make B Advances as a Bank pursuant to Section
2.03 and the obligations related thereto.

                  (b) By executing and delivering a Designation Agreement, the Bank making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Agent, such designating Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is qualified to become a Designated Bidder; (vi) such designee appoints and authorizes the Agent and the Euro-Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent and the Euro-Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) Upon its receipt of a Designation Agreement executed by a designating Bank and a designee representing that it is qualified to become a Designated Bidder, the Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit L hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  SECTION 10.10. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 10.11. Execution in Counterparts. This Agree ment may be executed in any number of counterparts and by dif ferent parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 10.12. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, the Euro-Agent, each Issuing Bank, each Issuing Bank Agent and each Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of coun sel) which may be incurred by or asserted against the Agent, the Euro-Agent, such Issuing Bank, such Issuing Bank Agent or such Bank in connection with or arising out of any investigation, litigation or proceeding related to this Agreement, the use of the proceeds of the Borrowings or use of any Facility Letter of Credit by the Borrower, whether or not the Agent, the Euro-Agent, such Issuing Bank, or such Issuing Bank Agent or such Bank is a party thereto; provided, however, that the Borrower shall not be liable for any portion of such claims, damages, liabilities and expenses resulting from the Agent's, or the Euro-Agent's, or any Issuing Bank's, or any Issuing Bank Agent's or any Bank's gross negligence or willful misconduct or for such claims and liabilities settled without the consent of the Borrower. Each Bank agrees to give the Borrower prompt written notice of any investigation, litigation or proceeding which may lead to a claim for indemnification under this Section, provided that the failure to give such notice shall not affect the validity or enforce ability of the indemnification hereunder.

                  SECTION 10.13. Currency. (a) Each reference in this Agreement to Dollars or to an Alternative Currency (the "Relevant Currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the Relevant Currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes (the "Specified Currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal baking procedures the Agent could purchase the Specified Currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent, as applicable, may in accordance with normal bank procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Bank or the Agent in the Specified Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Agent against such loss, and if the amount of the Specified Currency so purchased exceeds the sum of (a) the amount originally due to the applicable Bank or the Agent in the Specified Currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 4.04 hereof, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

                  SECTION 10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers there unto duly authorized, as of the date first above written.


                                              MANPOWER INC.


                                              By: /s/ Michael J. Van Handel
                                                 --------------------------
                                                 Title: Vice President, Chief
                                                        Accounting Officer and
                                                        Treasurer


                                              CITIBANK, N.A., as Agent


                                              By:
                                                 --------------------------
                                                 Vice President


                                              CITIBANK INTERNATIONAL PLC,
                                               as Euro-Agent


                                              By:
                                                 --------------------------
                                                 Title:


                                              CREDIT LYONNAIS CHICAGO BRANCH
                                                       as Co-Agent


                                              By:
                                                  --------------------------
                                                  Title:


                                              THE FIRST NATIONAL BANK OF
                                                       CHICAGO, as Co-Agent


                                              By:
                                                  --------------------------
                                                  Title:


                                              FLEET NATIONAL BANK, as
                                                       Co-Agent


                                              By:
                                                  --------------------------
                                                  Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   MANPOWER INC.

                                   By:  Michael J. Van Handel
                                        -----------------------------
                                        Title: V.P., Chief Accounting
                                               Officer and Treasurer

                                   CITIBANK, N.A., as Agent

                                   By:  [Sig]
                                        -----------------------------
                                        ATTORNEY-IN-FACT


                                   CITIBANK INTERNATIONAL PLC,
                                     as Euro-Agent

                                   By:  Ken Purchase
                                        -----------------------------
                                        Title: V.P.

                                   CREDIT LYONNAIS CHICAGO BRANCH
                                     as Co-Agent

                                   By:  Nigel R. Carter
                                        -----------------------------
                                        Title: Vice President


                                   THE FIRST NATIONAL BANK OF
                                     CHICAGO, as Co-Agent

                                   By:  [Sig]
                                        -----------------------------
                                        Title: Senior Vice President


                                   FLEET NATIONAL BANK, as
                                     Co-Agent

                                   By:  [Sig}
                                        -----------------------------
                                        Title: Senior Vice President

                                   MELLON BANK, N.A.
                                     as Co-Agent

                                   By:  Martin J. Randal
                                        -----------------------------
                                        Title: Banking Officer


                                   CREDIT LYONNAIS
                                     NEW YORK BRANCH,
                                     as Issuing Bank

                                   By:  Robert Ivosevich
                                        -----------------------------
                                        Title: Senior Vice President


                                   CREDIT LYONNAIS CHICAGO BRANCH,
                                     as Issuing Bank Agent

                                   By:
                                        -----------------------------
                                        Title: Senior Vice President

                                   CREDIT LYONNAIS CHICAGO BRANCH,
                                     as Issuing Bank Agent

                                   By:  Nigel R. Carter
                                        -----------------------------
                                        Title: Vice President